UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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BARNES GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reg. (S) 240.14a-101.

SEC 1913 (3-99)

April 8, 2011

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2011

You are invited to attend the 2011 Annual Meeting of Stockholders of Barnes Group Inc. (the “Company”) which will be held at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103, at 11:00 a.m. on Friday, May 6, 2011, for the following purposes:

1.	Election of directors;

2.	Ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011;

3.	Voting to approve the Barnes Group Inc. Performance Based Bonus Plan for Selected Executive Officers, as amended;

4.	Voting on an advisory (non-binding) resolution regarding the Company’s executive compensation;

5.	Voting on an advisory (non-binding) resolution regarding the frequency of holding an advisory vote on the Company’s executive compensation;

6.	Voting on a proposal to amend the Company’s Amended and Restated By-Laws to provide for the annual election of all directors;

7.	Voting on a stockholder proposal regarding elimination of the supermajority voting requirements included in the Company’s Restated Certificate of Incorporation, as amended, and its Amended and Restated By-Laws, if such proposal is properly presented at the meeting; and

8.	Transacting any other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 10, 2011 will be entitled to vote at the meeting. The Board of Directors recommends a vote FOR all director nominees, FOR Items 2, 3, and 4, FOR the triennial (every three years) choice in Item 5 and AGAINST Items 6 and 7.

Your vote is important. Please VOTE AS SOON AS POSSIBLE USING THE TELEPHONE OR INTERNET as described in the enclosed proxy card or, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, whether or not you plan to attend the meeting.

Thomas O. Barnes

Chairman of the Board

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2011

This proxy statement is furnished in connection with the solicitation of proxies by Barnes Group Inc., which is referred to in this proxy statement as the “Company”, on behalf of the Board of Directors for the 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) to be held on May 6, 2011 and at any adjournment thereof. Distribution of this proxy statement and a proxy form to stockholders is scheduled to begin on or about April 8, 2011.

INFORMATION ABOUT VOTING

Who Can Vote

Only stockholders of record at the close of business on March 10, 2011 (the “Record Date”) will be entitled to vote at the 2011 Annual Meeting. As of March 10, 2011, the Company had 54,397,345 outstanding shares of common stock, par value $.01 per share (the “Common Stock”), each of which is entitled to one vote.

Voting Procedures

You can vote your shares either by proxy or in person by written ballot at the 2011 Annual Meeting. If you choose to vote by proxy, you may do so by telephone or the Internet as described in the proxy card, or you can sign and return a proxy card in the manner instructed on the card. A stockholder who executes and delivers a proxy may revoke it at any time before it is exercised by voting in person at the 2011 Annual Meeting, by delivering a subsequent proxy or by notifying the inspectors of the election in person or in writing.

Quorum

In order for the business of the 2011 Annual Meeting to be conducted, a minimum number of shares constituting a quorum must be present. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2011 Annual Meeting must be present in person or represented by proxy at the 2011 Annual Meeting in order to have a quorum. Shares represented at the meeting by proxies including abstentions and broker non-votes are treated as present at the meeting for purposes of determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. Under applicable New York Stock Exchange Rules, if you hold your shares through a bank or brokerage firm and your broker delivers this Proxy Statement to you, the broker has discretion to vote on “routine” matters only.

The Effect of Broker Non-Votes and Abstentions

Abstentions and broker non-votes will not have an effect on the outcome of Proposal 1 (the election of directors) or Proposal 5 (the vote on the frequency of say on pay). In voting on Proposal 2 (ratification of auditor selection), Proposal 3 (approval of Performance-Linked Bonus Plan), Proposal 4 (approval of executive compensation) and Proposal 7 (the stockholder proposal regarding elimination of supermajority voting requirements in our Restated Certificate of Incorporation, as amended (the “Charter”) and Amended and Restated By-Laws (the “Restated By-Laws”), abstentions will have the effect of votes against the proposals and broker non-votes will not have an effect on the outcome of the vote. On Proposal 6 (to eliminate the classification of the Board), abstentions and broker non-votes will have the effect of votes against the proposal.

Vote Required and Recommendations of the Board of Directors for each Proposal

Proposal 1, Election of directors.

Vote Required: Directors are elected by a plurality of the votes cast. Proxies may not be voted for more than the number of nominees named by the Board of Directors.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “FOR” all nominees.

Proposal 2, Ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “FOR” this proposal.

Proposal 3, Approval of the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers, as amended.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “FOR” this proposal.

Proposal 4, Advisory (non-binding) resolution regarding the Company’s executive compensation.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter. As noted in the discussion of this proposal, the choice receiving a majority of votes will not be binding on the Board of Directors or its Compensation and Management Development Committee (the “Compensation Committee”) and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor create or imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “FOR” this proposal.

Proposal 5, Advisory (non-binding) resolution regarding the frequency of holding an advisory vote on the Company’s executive compensation.

Vote Required: Stockholders have the choice of voting for a frequency of one, two or three years, or abstaining. As noted in the discussion of this proposal, the choice receiving a plurality of votes will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor create or imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “FOR” a triennial (every three years) frequency.

Proposal 6, Approval of a proposal to amend the Company’s Amended and Restated By-Laws.

Vote Required: Affirmative vote of not less than two-thirds (2/3) of the shares of Common Stock outstanding as of the Record Date.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “AGAINST” this proposal.

Proposal 7, Stockholder proposal.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors: The Board of Directors recommends a vote “AGAINST” this proposal.

PROXY PROPOSALS

Stockholders who are entitled to vote at the 2011 Annual Meeting are requested to vote on the proposals listed below.

ELECTION OF DIRECTORS (Proxy Proposal 1)

Three directors who have previously served on the Board of Directors are nominated for re-election to the Board of Directors for a three-year term (unless any of them earlier dies, resigns, retires or is removed, as provided in the Company’s Restated By-Laws). William S. Bristow, Jr., Hassell H. McClellan and Gregory F. Milzcik are nominated for re-election to the Board of Directors for terms expiring at the Annual Meeting of Stockholders in 2014.

Pertinent information concerning the nominees for re-election as directors and the seven directors whose terms continue after the meeting is set forth below. Each director has been associated with his or her present organization for at least the past five years unless otherwise noted. None of the organizations listed as business affiliates of the directors is a subsidiary or other affiliate of the Company.

The Board of Directors recommends a vote “FOR” all nominees.

Nominees for Re-election

Three-Year Term – Term to expire in 2014

William S. Bristow, Jr.

Director since 1978

Current term expires 2011

Mr. Bristow, 57, is President of W.S. Bristow & Associates, Inc., which is engaged in small business development. He is a member of the Finance Committee, the Executive Committee and the Audit Committee of the Company’s Board of Directors. Mr. Bristow’s qualifications to be a member of our Board of Directors include his extensive knowledge of our Company with over 30 years of service as a member of our Board of Directors, ownership and direct management of W.S. Bristow & Associates and his expertise in the area of sales.

Hassell H. McClellan

Director since 2010

Current term expires 2011

Dr. McClellan, 65, has served as an Associate Professor, Operations, Information and Strategic Management Department, of Boston College’s Wallace E. Carroll School of Management since 1990. He is a member of the Audit Committee and Finance Committee of the Company’s Board of Directors. Dr. McClellan has been a member of the faculty of Boston College since 1984. He specializes in strategic management, global competitiveness and strategic management for boards of directors and financial services. He served as the Associate Dean of Boston College’s Wallace E. Carroll School of Management from 1996 to 2000. Dr. McClellan has a Doctor of Business Administration degree. Dr. McClellan is currently a trustee of the Virtus Variable Insurance Trust (formerly Phoenix Edge Series Fund) where he has served since 2008, the John Hancock Trust where he has served since 2005, and the John Hancock Funds II where he has served since 2005. Dr. McClellan’s qualifications to be a member of our Board of Directors include his extensive experience and expertise in global competitiveness, strategic planning and finance. In addition to his academic achievements in these areas, he has served as a board member or trustee of more than ten not-for-profit and private organizations.

Gregory F. Milzcik

Director since 2006

Current term expires 2011

Mr. Milzcik, 51, became President and Chief Executive Officer of the Company in October 2006. He is an ex officio, non-voting member of the Executive Committee of the Company’s Board of Directors. He joined the Company in June 1999 as Vice President, Barnes Group Inc. and President, Barnes Aerospace. He was appointed President, Barnes Industrial (formerly Associated Spring) in November 2004 and Executive Vice President and Chief Operating Officer of the Company in February 2006. He is currently, and has been since 2008, a director of IDEX Corporation. Mr. Milzcik’s qualifications to be a member of our Board of Directors include his life-long career and expertise in the aerospace industry as well as his extensive knowledge in the fields of domestic and international operations, engineering, lean management, marketing, and enterprise management systems.

Continuing Directors

Term expiring in 2012

Thomas J. Albani

Director since 2008

Current term expires 2012

Mr. Albani, 68, retired in May 1998 from Electrolux Corporation where he served as the Chief Executive Officer for seven years and as a member of the Board of Directors. He is a member of the Finance Committee, the Corporate Governance Committee and the Compensation and Management Development Committee of the Company’s Board of Directors. From 1994 to 2010, Mr. Albani was a director of Select Comfort Corporation. Mr. Albani’s qualifications to be a member of our Board of Directors include his experience as the Chief Executive Officer of Electrolux Corporation, as well as his service as the Chief Operating Officer of Allegheny International, a multibillion dollar industrial conglomerate. He also has, through his experience in management consulting and participation in various industrial and consumer associations, strong strategic planning and problem solving skills and knowledge of the financial, environmental, legal and structural issues facing industrial companies.

Thomas O. Barnes

Director since 1978

Current term expires 2012

Mr. Barnes, 62, is Chairman of the Board of Directors and an employee of the Company. He is an ex officio, non-voting member of the Executive Committee of the Company’s Board of Directors. He is currently a director of New England Bank Shares, Inc. He served as a director of Valley Bank from 2005 to 2007 when it was merged into New England Bank Shares, Inc. Mr. Barnes’ qualifications to be a member of our Board of Directors include his experience in the fields of distribution, manufacturing, finance and governance with numerous organizations, including the Company’s distribution business, throughout his career. In addition, Mr. Barnes has owned and managed several businesses and has experience in the commercial lending field. He has served on the Board of Directors of the Company for over 30 years and has served as chairman, trustee or director for over 20 non-profit organizations.

Gary G. Benanav

Director since 1994

Current term expires 2012

Mr. Benanav, 65, retired in March 2005 from New York Life International, LLC where he was the Chief Executive Officer, and the Vice Chairman and a director of New York Life Insurance Company. He is Chair of the Corporate Governance Committee and a member of the Audit Committee and the Compensation and Management Development Committee of the Company’s Board of Directors. He is a director of Express Scripts, Inc., a full-service pharmacy benefit management company. Mr. Benanav’s qualifications to be a member of our Board of Directors include having served as the executive officer of two U.S. corporations with assets in excess of $100 billion, extensive international business experience, extensive management responsibility for U.S. and international insurance and financial services companies, experience in dealing with regulators and legislators, extensive knowledge of finance and accounting matters including complex financial statement and accounting issues across various types of businesses, and practice as a business attorney for 15 years including serving as a legal advisor to Boards of Directors for over five years. In addition, Mr. Benanav received a Presidential appointment as U.S. representative to APEC Business Advisory Council (2002 to 2005).

Mylle H. Mangum

Director since 2002

Current term expires 2012

Ms. Mangum, 62, is the Chief Executive Officer of IBT Enterprises, LLC, a leading provider of branch banking solutions. She was formerly the Chief Executive Officer of True Marketing Services, focusing on consolidating marketing services companies. She is Chair of the Compensation and Management Development Committee and a member of the Audit Committee and the Finance Committee of the Company’s Board of Directors. From 1999 to 2002, she was the Chief Executive Officer of MMS, a private equity company involved in developing and implementing marketing and loyalty programs in high-tech environments. She is currently a director of Collective Brands, Inc. and Haverty Furniture Companies, Inc. Over the past five years she has also served as a director of Scientific-Atlanta, Inc., Respironics, Inc., Matria Healthcare, Inc., Emageon Inc., and Payless ShoeSource, Inc., the predecessor to Collective Brands. Ms. Mangum’s qualifications to be a member of our Board of Directors include her current service as a chief executive officer, and extensive business and management experience including, in addition to that mentioned above, serving as an executive with General Electric, BellSouth and Holiday Inn Worldwide. She has extensive knowledge of marketing, accounting and finance, as well as compliance and internal controls.

Term expiring in 2013

John W. Alden

Director since 2000

Current term expires 2013

Mr. Alden, 69, retired in 2000 as Vice Chairman, United Parcel Service of America, Inc. He is Chair of the Finance Committee and a member of the Corporate Governance Committee and the Compensation and Management Development Committee of the Company’s Board of Directors. From 1988 until his retirement, he served as a director of United Parcel Service. He is currently and has been during the past five years a director of Silgan Holdings Inc., The Dun & Bradstreet Corporation and Arkansas Best Corporation. In addition to his service with United Parcel Service of America, Inc. and on other boards of directors, Mr. Alden’s qualifications to be a member of our Board of Directors include his extensive experience as senior manager and vice chairman of a $50 billion company with responsibility for corporate strategic planning, worldwide marketing, sales, communications, public relations and logistics, and a life-long career in industry.

George T. Carpenter

Director since 1985

Current term expires 2013

Mr. Carpenter, 70, is President and a director of The S. Carpenter Construction Company, which is involved in general contracting, and The Carpenter Realty Company, which is involved in real estate management. He is Chair of the Executive Committee and a member of the Compensation and Management Development Committee and the Corporate Governance Committee of the Company’s Board of Directors. For over nine years until mid-2008, Mr. Carpenter served as a director of Webster Financial Corporation. Mr. Carpenter’s qualifications to be a member of our Board of Directors include his direct ownership and hands-on management of two Bristol, Connecticut-based businesses and his knowledge of the banking and financial industries and financing arrangements. Mr. Carpenter has served on our Board of Directors for 26 years.

William J. Morgan

Director since 2006

Current term expires 2013

Mr. Morgan, 64, is a retired partner of the accounting firm KPMG LLP where he served clients in the industrial and consumer market practices. After his retirement in 2006, and until 2010, he was a consultant to KPMG LLP’s Leadership Development Group and Dean of KPMG’s Chairman’s 25 Leadership Development Program. Mr. Morgan is the Chair of the Audit Committee and a member of the Executive Committee and the Corporate Governance Committee of the Company’s Board of Directors. He is the Audit Committee financial expert. From 2004 until 2006, Mr. Morgan was the Chairman of KPMG LLP’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. He previously served as the Managing Partner of the Stamford, Connecticut office. Mr. Morgan is currently a director of PGT, Inc. He previously served as a member of the Boards of Directors for KPMG LLP and KPMG Americas. In addition to his service with KPMG LLP and on other boards of directors, Mr. Morgan’s qualifications to be a member of our Board of Directors include his 39 year career and expertise in accounting and auditing field as well as his extensive practice as a certified public accountant and experience working with global industrial companies relative to accounting, finance, auditing, controls, risk management, compliance and corporate governance.

RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proxy Proposal 2)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. Although not required by the Charter or Restated By-Laws of the Company, the Company has determined to ask the stockholders to ratify this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, if desired, and to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this Proposal.

APPROVAL OF THE BARNES GROUP INC. PERFORMANCE-LINKED BONUS PLAN FOR SELECTED EXECUTIVE OFFICERS, AS AMENDED (Proxy Proposal 3)

In February 2011, the Company’s Board of Directors adopted amendments to The Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers, as amended (“PLBP”), subject to stockholder approval at the 2011 Annual meeting. The amendments (i) provide for revised performance objectives to be available under the PLBP, (ii) permit the use of a performance award pool from which awards may be paid and (iii) clarify the ability of the Compensation Committee and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) to exercise negative discretion to reduce an award following the end of the period in which performance objectives must be set pursuant to the requirements of Section 162(m) of the Internal Revenue Code. The PLBP is being submitted to stockholders to: (a) extend the term of the PLBP for an additional five years through the date of the 2016 annual meeting and (b) approve revised performance objectives that can be used under the plan.

Approval by the stockholders of the amendments to the PLBP will enable the Company to continue to pay compensation under the PLBP that qualifies as “performance-based” as defined in Section 162(m)

of the Internal Revenue Code and therefore will not be subject to the $1,000,000 deduction limit. Section 162(m) of the Internal Revenue Code limits the deductibility by the Company of certain types of compensation provided to employees to $1,000,000 per individual. However, performance-based compensation that meets certain conditions is not subject to the $1,000,000 deduction limit. One of these conditions is that the performance-based plan under which the compensation will be paid must be disclosed to and approved by stockholders. The PLBP was approved by stockholders in 2001, and again in 2006, to satisfy the requirement under Section 162(m) of the Internal Revenue Code.

Stockholders are requested in this Proposal 3 to approve the amended PLBP, including the revised performance-based provisions, in substantially the form attached hereto as Annex 1. If the stockholders fail to approve this proposal, then the amended PLBP will not become effective, and participants who have received rights to cash incentive awards under the amended PLBP, subject to stockholder approval of the amended PLBP, will not be entitled to receive any such awards. The description of the PLBP terms that follows is subject to and qualified by reference to the complete text of the PLBP set forth in Annex 1.

Purpose and Eligibility

The purpose of the PLBP is to provide the Company’s senior executive officers with cash incentive compensation opportunities. No later than 90 days after the start of each year (or by such other deadline as may apply under the Internal Revenue Code), the Compensation Committee will select the persons who will participate in the PLBP in such year. For 2011, subject to stockholder approval of the amended PLBP, the Compensation Committee has granted to Messrs. G. Milzcik, C. Stephens, J. Burris, P. Dempsey and Ms. C. Toussaint award opportunities under the PLBP.

Administration

Pursuant to the requirements under Section 162(m) of the Internal Revenue Code, the PLBP must be administered by a committee comprised solely of not less than two directors who are “outside directors” within the meaning of the Internal Revenue Code. The PLBP will be administered by the Compensation Committee. The Compensation Committee has the authority to: (i) select employees to participate in the plan; (ii) establish and administer the performance objectives and the award opportunities applicable to each participant and certify whether the goals have been attained; (iii) construe and interpret the plan and any agreement or instrument entered into under the plan; (iv) establish, amend, and waive rules and regulations for the plan’s administration; (v) and make all other determinations which may be necessary or advisable for the administration of the plan. Any determination by the Compensation Committee pursuant to the PLBP will be final, binding and conclusive.

Performance Goals

Under the PLBP, the performance goals for any award period may be based on any of the following criteria, either alone or in any combination, and on either a consolidated Company, business unit, business segment or division level, or other similar collection of cost centers, profit centers or international subsidiaries, as the Committee may determine: earnings per share; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income; operating income; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); gross profit; gross margin; operating margin and statistics; improvement in or attainment of expense levels; cost reduction; debt reduction; revenue; working capital; total assets; net assets; stockholders’ equity; debt to capital; cash flow; return on equity; return on capital; ratio of operating earnings to capital spending; internal rate of return; liquidity measurements; leverage; financing and other capital raising transactions; cost of capital; customer satisfaction; employee satisfaction; customer growth; sales; attainment of strategic or operating initiatives; operating efficiencies; productivity improvement and productivity ratios; inventory turns; comparison with various stock market indices; stock price; market share; and total shareholder return. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify. Unless the Compensation Committee determines otherwise at any time prior to payment of a participant’s award for an award period and subject to the Compensation Committee’s right to reduce an award prior to payment, the performance goals, any of which affect any performance criterion applicable to the award, will automatically be excluded or included in determining the extent to which the performance level has been achieved, whichever will produce the higher award. This provision is included in the PLBP because awards may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code if the Compensation Committee has discretion to reduce an award, but not if the Compensation Committee has discretion to increase an award.

Establishment of Performance Goals

No later than 90 days after the start of each year (or by such other deadline as may apply under the Internal Revenue Code), the Compensation Committee will establish in writing the performance goals for that year, and if the Compensation Committee determines, the Compensation Committee may establish an unfunded pool for purposes of making awards as a result of achievement of performance goals in an award period. During the same 90-day period, as applicable, the Compensation Committee will establish the method for computing the amount of compensation which each such participant will be paid if the established performance goals are attained in whole or in part and such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Compensation Committee may specify, during such period, that the performance criteria will be adjusted by any or all of the following items: extraordinary items, unusual or non-recurring items, effects of discontinued operations, effects of accounting changes, effects of currency fluctuations, effects of restructuring, non-operating items or non-routine financing activities, effects of acquisitions and acquisition expenses, and effects of divestitures and divestiture expenses. The foregoing may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as specified by the Compensation Committee. The terms, formula and criteria specified by the Compensation Committee shall preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the performance level.

Awards

Under the PLBP, participants receive specified payments after the close of each award period if specified target performance objectives are attained during the award period. The Compensation Committee determines the percentage of salary, or the percentage of a performance award pool, if applicable, that will be earned at a given level of performance, and also determines the level of performance that must be achieved. Performance at less than the target level of performance may result in a lesser percentage of salary, or of the bonus pool, if applicable, than the target being earned, and performance in excess of the target performance objective may result in a higher percentage of salary than target being earned. Under no circumstances may the award for a Participant’s service in any year exceed $7,000,000. Payment of any award is contingent upon the Compensation Committee’s certifying in writing that the performance level applicable to such award was in fact satisfied. Unless and until the Compensation Committee so certifies, no award is paid. The Committee may not increase the amount of an award upon satisfaction of the performance level.

Payment of Awards

Generally, a person must be employed by the Company or one of its subsidiaries on the date of payment of an award in order to be eligible to receive an award. However, participants who retire, die or become permanently disabled before awards are paid for that award period will receive a prorated portion of an award based on the number of days employed during the award period until the date of such retirement, death or permanent disability. If a participant is involuntarily terminated by the Company without cause on or after November 1 of an award period, the participant will receive a pro rata portion of the award based on the number of days worked during the award period through the date of such involuntary termination.

Prior to payment of a participant’s award for an award period, each of the following items automatically shall be included or excluded, in whatever combination shall produce the highest award, to the extent that any of such items affect any performance criterion applicable to the award (including but not limited to the criterion of earnings per share): extraordinary items, unusual or non-recurring items, effects of discontinued operations, effects of accounting changes, effects of currency fluctuations, effects of restructuring, non-operating items or non-routine financing activities, effects of acquisitions and acquisition expenses, and effects of divestitures and divestiture expenses. In no event may the Committee increase the amount of an award upon satisfaction of the performance level.

Awards will be paid in cash (unless the Compensation Committee determines otherwise) within 2 1/2 months following the end of the award period.

Amendment

The Compensation Committee may amend or terminate the PLBP without stockholder approval at any time. Certain amendments may require re-approval of the plan by stockholders for the performance-based compensation to continue to qualify for deductibility by the Company, as specified by the Internal Revenue Code.

Federal Income Tax Consequences

The following provides only a general description of the application of federal income tax laws to awards under the PLBP. This discussion is intended for the information of stockholders considering how to vote at the 2011 annual meeting and not as tax guidance to participants in the PLBP, as the consequences may vary among the participants. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

As a general rule, a participant will not receive taxable income on the date of the award. A participant will generally recognize ordinary income upon payment of the award. Assuming, as expected, that compensation paid under the PLBP is “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the participant.

While it is intended that the incentive awards will not be subject to Section 409A of the Internal Revenue Code, an eligible employee’s award may be subject to a 20% excise tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus interest, if the award constitutes “deferred compensation” under Section 409A of the Internal Revenue Code and the requirements of Section 409A of the Internal Revenue Code are not satisfied. The Company may deduct from an eligible employee’s award any and all federal, state and local taxes or other amounts required by law to be withheld.

New Plan Benefits

The following table shows the award opportunities that have been granted under the PLBP for services in 2011 to the persons and groups indicated, subject to approval of the PLBP by stockholders at the 2011 Annual Meeting. As discussed in the Compensation Discussion and Analysis section, for 2011, the Company has used earnings per share, consolidated operating margin, and revenue goals as performance objectives under the PLBP. The Threshold Award is the award payable at the minimum level of performance. The Target Award is payable if the target level of performance is attained, and the Maximum Award is payable if the maximum level of performance is attained or exceeded.

Performance-Linked Bonus Plan for Selected Executive Officers

Name and Position	Threshold Award for 2011	Target Award for 2011	Maximum Award for 2011
G. Milzcik, President and Chief Executive Officer	$166,875	$667,500	$2,002,500

C. Stephens, Jr., Senior Vice President, Finance and Chief Financial Officer	$53,875	$215,500	$646,500

J. Burris, President, Precision Components and Vice President, Barnes Group Inc.	$53,875	$215,500	$646,500

P. Dempsey, President, Logistics and Manufacturing Services and Vice President, Barnes Group Inc.	$53,875	$215,500	$646,500

C. Toussaint, Senior Vice President, General Counsel and Secretary	$40,500	$162,000	$486,000

Named executive officers as a group	$369,000	$1,476,000	$4,428,000

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Performance-Linked Bonus Plan for Selected Executive Officers, as amended.

ADVISORY (NON-BINDING) RESOLUTION REGARDING THE COMPANY’S EXECUTIVE COMPENSATION (Proxy Proposal 4)

The Company’s executive compensation programs are designed to attract, engage and retain highly qualified executive officers. The Company has a strong pay for performance philosophy and as a result, the compensation paid to our named executive officers is closely aligned with the Company’s performance on both a short-term and a long-term basis. For 2010, our executive compensation program for our named executive officers was designed to reward positive performance with respect to the following three financial performance objectives of the Company: earnings per share (EPS); performance profit after tax (PPAT); and revenue by business segment and the Company as a whole.

In setting these financial performance objectives in 2010, we re-evaluated our 2009 executive compensation program to better align our program with our two key strategic goals for 2010—profitable sales growth and operating efficiencies. Specifically, we re-established revenue as a performance measure to replace working capital which was utilized during 2009 to stress the importance of conserving and carefully managing cash. We also discontinued the “base” level performance metric which fell below our traditional “threshold” level and was put in place in 2009 due to the high level of uncertainty in the external market which made it difficult to set business goals.

Our compensation mix for 2010 continues to provide total target direct compensation for our named executive officers that generally falls between the 50th percentile and the 75th percentile of the total direct compensation paid to executives holding equivalent positions in a defined peer group of companies and other external sources used to inform the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) generally about the external market value of our executive roles. We believe our compensation mix provides sufficient incentives in the form of annual cash incentive awards and long-tem incentive awards to drive the Company’s performance and enhance stockholder value. Specifically, if the Company’s performance results meet or exceed pre-established performance targets, named executive officers have an opportunity to realize significant additional compensation in the form of annual cash incentive awards and long-term equity and cash incentive awards. If the Company’s performance results do not meet pre-established performance targets or our stock price declines, the named executive officers have significant downside risk.

We also have implemented certain policies and guidelines regarding our executive compensation program designed to mitigate risk as set forth in our Compensation Discussion and Analysis (CD&A) and including the following: (1) stock ownership guidelines; (2) clawback agreements; and (3) capped annual and long-term incentive programs. The Compensation Discussion and Analysis starting on page 20 provides a detailed discussion of the executive compensation programs in place for our named executive officers.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to provide stockholders with a separate non-binding stockholder vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying required narrative disclosure regarding executive compensation included in this proxy statement. Such a proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to vote whether or not to approve the compensation of our named executive officers as described in this proxy statement. Stockholders that do not wish to vote may abstain from voting. Accordingly, stockholders are being asked to approve the following resolution:

“RESOLVED, that the stockholders of the Company approve the overall compensation policies and procedures for the executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement for its 2011 Annual Meeting.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor create or imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer. However, the Compensation Committee and the Board of Directors recognize the importance of receiving input from our stockholders on important issues such as executive compensation and expect to take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the overall compensation policies and procedures for the named executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement for its 2011 Annual Meeting.

ADVISORY (NON-BINDING) RESOLUTION REGARDING THE FREQUENCY OF HOLDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION (Proxy Proposal 5)

Pursuant to the proxy rules under the Exchange Act and as required by the Dodd-Frank Act we are required to provide stockholders with a separate advisory (non-binding) stockholder vote on the frequency of a Say-on-Pay proposal. Stockholders may indicate whether they would prefer a Say-on-Pay advisory vote every one, two or three years. Stockholders may also abstain from voting. Accordingly, stockholders are being asked to approve the following resolution:

“RESOLVED, that the stockholders of the Company approve that the frequency of the non-binding Say-on-Pay vote be held:

•	Annually (every year);

•	Biennially; (every two years);

•	Triennially (every three years); or

•	Abstain.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor create or imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer. However, the Compensation Committee and the Board of Directors recognize the importance of receiving input from our stockholders on important issues such as executive compensation and expect to take into account the outcome of the vote when considering the frequency of future Say-on-Pay votes.

The Board of Directors recommends a vote “FOR” a triennial frequency. The Board of Directors believes a triennial frequency (i.e., every three years) is the optimal frequency for the Say-on-Pay vote. Many of the Company’s businesses are cyclical in nature and a vote every three years is better designed to provide stockholders and advisory firms the opportunity to evaluate the Company’s compensation policies and procedures in a manner that accounts for the Company’s longer cycle businesses. A triennial vote also provides stockholders and advisory firms with an opportunity to evaluate the Company’s compensation policies and procedures on a more thorough, longer-term basis than an annual vote. The Board believes an annual Say-on-Pay vote would not allow for changes to the Company’s compensation policies and procedures to be in place for enough time to evaluate whether the changes were truly effective. For example, if the Say-on-Pay vote in May 2011 led to changes to our compensation policies and procedures being made in January 2012, at the beginning of the next fiscal year, those changes would be in place only a few months before the next annual Say-on-Pay vote would take place in May 2012.

PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED BY-LAWS FOR ANNUAL ELECTION OF ALL DIRECTORS (Proxy Proposal 6)

The Company is submitting to stockholders, for their consideration, an amendment to its Restated By-Laws to provide for the annual election of directors (the “Amendment”). The Restated Bylaws currently provide that the Board is divided into three classes, with each class elected every three years. If the Amendment is approved, directors elected before the effectiveness of the Amendment would stand for election for one-year terms once their then-current three-year terms expire. This means that directors whose terms expire at the 2012 and 2013 annual meetings of stockholders would be elected for one-year terms starting in each of those years. Beginning with the 2014 annual meeting, all directors would be elected for one-year terms at each annual meeting. In all cases, each director would hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal, and vacancies that occur during the year would be appointed by the Board to serve until the next annual meeting. This proposal would not change the present number of directors or the Board’s authority to change the number of directors or to fill vacancies or newly created directorships.

Background of Proposal

At our 2010 annual meeting, our stockholders voted to approve a non-binding proposal submitted by a Company stockholder, Gerald R. Armstrong, to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually and that any Board declassification be effected in a manner which does not affect the unexpired terms of previously elected directors. Although the Board recommended that stockholders vote against the proposal, it received the approval of 66.9% of the shares voted on the proposal and 50.9% of the shares of common stock outstanding as of the Record Date for the meeting. As a result of the approval by stockholders of the non-binding stockholder proposal, the Corporate Governance Committee of the Board of Directors, which is composed entirely of independent Directors, and the Board of Directors deliberated on the advantages and disadvantages of a classified board structure. After extensive discussions, the Board reaffirmed its judgment that a classified board structure better serves the long-term interests of the Company and all of its stockholders than annual election of all directors. In its commitment to strong and prudent corporate governance practices, the Board welcomes the input of stockholders in its corporate governance practices and does not want to discourage this input. Given the level of support that the declassification stockholder proposal received in 2010, the Board concluded that it was appropriate to submit the Amendment to a vote of stockholders at the 2011 Annual Meeting so that the Company’s stockholders have the opportunity to decide whether or not the Board should be classified.

Recommendation of the Board of Directors

The Board of Directors has concluded that the Company’s classified board structure continues to promote the best interests of stockholders and the Company and unanimously recommends a vote AGAINST this proposal. In making its recommendation, the Board carefully considered the stockholder vote with respect to the 2010 non-binding declassification proposal alongside its fiduciary duty to act in the best interests of the Company and all of its stockholders. The Board believes that the classified board structure has served the Company and its stockholders well since its adoption in 1970 and that it continues to provide important benefits to the Company, including those describe below.

Stability and Continuity. The classified board structure helps provide stability, prevent sudden disruptive changes to the Board’s composition and enhances long-term planning for the Company. The three-year director terms of a classified board ensure that the Board’s composition includes directors who have in-depth knowledge of the Company and its history. Three-year terms also encourage directors to make long-term commitments to the Company and to focus on long-term strategies for the Company. The structure also allows the Board’s Corporate Governance Committee to assess the qualifications of the nominees more thoroughly each year and to seek candidates who can complement and enhance the existing Board composition, thereby enabling a more orderly evolution of the Board.

Accountability to Shareholders. The Company’s directors continue to be accountable to the Company and its stockholders under the classified board structure. Every director is required to act in accordance with his or her fiduciary duties to the Company and its stockholders, regardless of how often he or she stands for election. The Company believes that longer terms have the effect of causing Directors to consider the long-term effects of their decisions, and to become personally invested in assuring the success of the Company over time. Experts in corporate governance are vocal in the need for companies to focus more on long-term strategies. For example, an Aspen Institute article dated September 9, 2009, titled “Overcoming Short-termism: A Call for More Responsible Approach to Investment and Business Management” encourages investors to approve corporate governance practices that help boards resist short-term pressures so that they can “focus on sustainable value creation rather than evanescent short-term objectives.”

Protection Against Takeovers. The classified board structure is designed to safeguard against a hostile purchaser gaining control of the Company without paying fair value. Because only one-third of the directors are elected at any annual meeting, it is impossible for a potential acquirer to replace a majority of a board at a single meeting if a company has a classified board. While a classified board does not preclude a takeover, it encourages potential acquirers to negotiate directly with a board, which provides a board with time and leverage to evaluate the adequacy and fairness of a takeover proposal and to weigh alternative methods of maximizing stockholder value. In fact, recent studies suggest that classified boards improve the relative bargaining power of a company in a hostile takeover bid. See Bates, Becker and Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control, (April 2007) at page 30.

Commitment to Effective Corporate Governance Practices. We have an experienced and well-qualified Board. Our Board is committed to utilizing effective corporate governance practices and has adopted Corporate Governance Guidelines (a copy of which is available on our website at www.BGInc.com) which, among other things, provide for annual evaluations of director independence and an annual self-assessment of our Board’s performance by the Corporate Governance Committee. Our Board, with the assistance of its Corporate Governance Committee, continually seeks to improve and enhance its corporate governance practices by reviewing the Company’s existing practices in light of those of its peers and the current corporate governance environment and retaining or implementing practices that it believes serve the best long-term interests of the Company’s stockholders.

Independence. Electing directors to three-year terms also enhances the independence of non-employee directors by providing them with a longer term of office. The longer term provides a certain amount of autonomy from special interest groups who may have an agenda contrary to the Company’s long-term goals and objectives and those of a majority of stockholders. As a result, independent directors are able to make decisions that are in the best long-term interests of the Company and its stockholders.

Text of Amendment

Article II, Section 2 and Article II, Section 4 of the Restated By-Laws contain the provisions that will be affected if the Amendment is approved by stockholders. The text of Article II, Section 2, as amended by the Amendment, is set forth on Annex 2 to this proxy statement. Article II, Section 4 of the Restated By-Laws, which is also set forth on Annex 2, will be deleted in its entirety pursuant to the Amendment.

The Board of Directors recommends a vote “AGAINST” this proposal.

STOCKHOLDER PROPOSAL (Proxy Proposal 7)

We have received from Gerald R. Armstrong, a registered holder as of the Record Date of 960 shares of Common Stock, a proposal relating to changing the supermajority voting requirements included in the Company’s Charter and Restated By-Laws. He has requested that the following resolution and supporting statement be included in our proxy statement for the 2011 Annual Meeting. If properly presented, this proposal will be voted upon at the 2011 Annual Meeting. We are not responsible for the content of the proponent’s resolution or supporting statement, which are printed below in italics exactly as submitted.

Mr. Armstrong’s address is as follows: 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917.

RESOLUTION

That the shareholders of BARNES GROUP INC. request our Board of Directors to take the steps necessary so that each shareholder voting requirement in our corporate Articles and Bylaws, that calls for a greater than simple majority vote, be changed to a majority vote of the votes cast “for” and “against” the proposal in compliance with applicable laws.

STATEMENT

The proponent of this proposal introduced a proposal to declassify the terms of the directors from three years to one year in last year’s annual meeting. That proposal was approved by the shareholders with a vote of 27,977,170 shares—worth $511,702,439.90 on the meeting date, and is 67.44% of the shares voted. Only 13,507,939 shares, which included shares of unmarked proxies, management, and board members, voted against.

At the time this proposal is being presented, December 4th, 2010, and only a few days before the deadline to submit proposals, the board has not taken action on the proposal approved in the meeting held May 7th, 2010.

It appears to the proponent that the Board is not acting in the best interests of the shareholders and should eliminate the super-majority requirements which include a two-thirds majority vote of shares outstanding. As only 67.44% of the shares were represented in the last meeting, a two-thirds majority vote could be nearly impossible to attain.

Our corporate earnings have diminished and our dividends have been cut in half. Management compensation is discussed on 60 pages of the proxy statement while the letter of the chairman and president (1 page) says very little about solid restructuring for the future.

I believe that our Board of Directors has not been effectively managing Barnes for our interests and cannot be trusted to provide shareholder interests the stewardship needed.

The “tone” of remarks opposing the proposal in the 2010 annual meeting certainly underlies the fear of being taken over. A takeover, however, could benefit shareholders but the shareholders may never know of a good offer because of the anti-takeover provisions protecting the management.

Corporate governance procedures and practices create a level of accountability that ends up being closely related to corporate performance. “What matters in Corporate Governance?” (written by Lucien Bebchuk, Alma Cohen, and Allen Ferrell of the Harvard Law School), states that super-majority voting requirements have been found to be one of the six entrenching mechanisms that are negatively related with corporate performance.

The Council of Institutional Investors (www.cii.org) recommends adoption of the simple-majority voting standards.

Please encourage our board to respond favorably to this proposal by voting “FOR” this proposal.

Company Response to Stockholder Proposal

The Board of Directors unanimously recommends a vote AGAINST adoption of the above resolution. The Corporate Governance Committee, which is composed entirely of independent Directors, and the Board have carefully considered this stockholder proposal. The Board believes that the existing voting standards under the Company’s Charter and the Restated By-Laws are appropriate and necessary.

The Board believes that these supermajority voting provisions have benefitted the Company and its stockholders since their adoption in 1970, and that they continue to provide important value to the Company. They have previously been approved by our stockholders and are commonly included in the corporate charters and bylaws of many publicly-traded Delaware companies. The provisions are intended to preserve and maximize the value of the Company for all stockholders by protecting against the self-interested actions of a few large stockholders whose goals may conflict with those of other stockholders.

Supermajority provisions encourage input from stockholders. The supermajority voting requirements help ensure that significant corporation actions are taken when there is a clear consensus of stockholders. A vote of two-thirds (2/3) of the shares of capital stock then issued and outstanding, or that are required for the election of directors, is required to approve the following matters with respect to the Company:

•	Stockholder authorization of the Board to mortgage, sell, lease or exchange all of the property and assets of the Company.

•

Amendments to provisions in the Charter and the Restated By-Laws relating to the size and structure of the Board, the voting provisions for election of directors, the removal of directors or the prohibition of stockholder action by written consent.

•	The removal of directors for cause.

In addition, the Company’s Charter requires the affirmative vote of holders of not less than seventy percent (70%) of the Company’s voting stock to approve a business combination with any holder of five percent (5%) or more of the Common Stock under certain circumstances. Not all matters voted upon by stockholders require a supermajority vote. Most of the matters submitted to stockholders require the approval of a simple majority of the shares represented at the meeting. Only fundamental corporate governance matters require supermajority approval.

Supermajority provisions help protect against the self-interests of a few stockholders. The supermajority voting provisions provide stability to the Company by preventing fundamental changes in corporate structure or governance based on the objectives of a select group of stockholders who might have an agenda contrary to the long-term interests of all stockholders. This stability helps the Company implement long-term strategies and goals with the intent of maximizing long-term value for all stockholders. The stability also ensures that all stockholders have a voice when fundamental changes are made in the corporate structure or governance of the Company.

The Board has fiduciary duties under Delaware law to act in the best interests of the Company and all of its stockholders. Stockholders do not have these fiduciary duties to other stockholders. Removing the supermajority voting requirements could increase the exposure of the Company and its stockholders to the whim of a small group of short-term, activist investors that have no responsibility or accountability to other stockholders. For example, if the proposal were adopted, only a majority of the votes cast at a meeting would be needed to effect fundamental corporate changes in the Company’s structure, such as changing provisions regarding the removal of directors and the voting provisions required to elect directors. This means that if 50.1% of the Company’s shares were present at a meeting, stockholders holding only 25.1% of the Company’s common stock could enact fundamental changes that could not be in the best interests of the stockholders owning the other 75% of the Company.

The Proponent’s Statement contains material misstatements. The Board believes that Mr. Armstrong’s statement misstates material facts in an attempt to convince stockholders of his position. In his statement, Mr. Armstrong asserts that only “67.44%” of the shares were represented at the 2010 annual meeting so a two-thirds majority vote “could be nearly impossible to attain.”

As reported last year by the Company, 82.8% of the outstanding shares were represented in person or by proxy at the Company’s 2010 Annual Meeting. Therefore, a two-thirds vote can be obtained if there is broad stockholder support for a proposal. In his proposal Mr. Armstrong states that the Board has not taken action on his proposal to declassify the Board that was approved at the 2010 stockholder meeting. Mr. Armstrong is wrong. Since the 2010 annual meeting, the Corporate Governance Committee and the Board of Directors have each discussed on several occasions the classification of the Board and the vote on Mr. Armstrong’s 2010 proposal. The Board determined to submit the proposal detailed in this proxy statement to stockholders to declassify the Board of Directors.

Recommendation of the Board of Directors

While the Board encourages and considers stockholder input in the Company’s corporate governance practices, the Board believes that its role is to promote the best long-term interests of all of the stockholders. The Board believes that elimination of the supermajority provisions would not promote these interests. Therefore, the Board recommends a vote AGAINST this proposal.

Procedural Matters

Passage of the stockholder proposal would not automatically eliminate the supermajority voting requirements. To eliminate these provisions, the Board of Directors would be required to authorize amendments to the Charter and submit the amendments to the Charter and Restated By-Laws to stockholders for their approval. While the Board would consider proposing such amendments, it would only recommend amendments to the Company’s Charter and Restated By-Laws if it believed they were in the best interests of the Company and all of its stockholders. For the amendments to be approved, stockholders holding at least two-thirds (2/3) of the outstanding shares of stock of the Company entitled to vote at the elections of directors would have to approve the amendments, provided that any changes to the supermajority vote required to approve certain related business combinations would require the approval of 70% of the outstanding Common Stock.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers who were serving as executive officers of the Company during fiscal year 2010 (our “NEOs”). Our NEOs for 2010 were Gregory Milzcik, Christopher Stephens, Jerry Burris, Patrick Dempsey and Claudia Toussaint.

In this Compensation Discussion and Analysis, we discuss our compensation policies and practices as they relate to our NEOs and explain recent changes we have made to our executive compensation program. We also provide details regarding the individual components of our NEO executive compensation program and explain how and why we make decisions to establish executive compensation at particular levels.

Executive Summary

During fiscal year 2010, the Company focused its efforts on achieving two key strategic objectives – profitable sales growth and operating efficiencies. We continued to make significant investments in our worldwide application of lean, the key to increasing efficiency and responding more nimbly to our customers’ needs. We also continued our tradition of tight financial discipline. Our organization has effectively adjusted its cost structure to enhance profitability at lower volumes and provide incremental profits on revenue gains.

To drive our two key strategic objectives, the Company took a number of actions during fiscal year 2010 to better align our executive compensation program with those objectives. First, the Company re-established revenue as a performance measure, replacing working capital which had been put in place during the difficult economic environment of 2009 to stress the importance of conserving and carefully managing cash. In addition, as the Company’s end markets in 2010 showed signs of recovery, the Company discontinued the “base” level performance metric that was established in 2009 due to the high level of uncertainty in the external market which made it difficult to set business goals. This “base” level was lower than the traditional “threshold” level of performance and included a commensurately lower level of projected total compensation.

As a result of these actions, our 2010 compensation program for NEOs was designed to reward positive performance with respect to the following three financial performance objectives of the Company:

•	Earnings Per Share (“EPS”);

•	Performance Profit After Tax (“PPAT”), excluding the Company’s aftermarket revenue sharing programs (“RSPs”) from the Logistics and Manufacturing Services business segment’s PPAT results; and

•	Revenue for the Company as a whole and for each business segment (“Revenue”), excluding RSPs for Logistics and Manufacturing Services.

The Company’s success in achieving these three financial performance objectives resulted in above-target payouts under our annual incentive program. The Company’s adjusted EPS results were $0.12 above target. Our PPAT results for the Precision Components business segment were $10.3 million above target and our PPAT results for the Logistics and Manufacturing business segment (excluding RSPs) were $13.4 million below target. Company Revenue was $29.2 million above target. Revenue for the Precision Components business segment was $65.3 million above target and Revenue for the Logistics and Manufacturing business segment (excluding RSPs) was $20.5 million below target.

Executive Compensation Philosophy

We believe that executive compensation should support and reinforce a pay for performance philosophy. Consequently, the compensation paid to our NEOs is closely aligned with the Company’s performance on both a short-term and a long-term basis by tying a significant portion of the compensation opportunity for our NEOs directly to the Company’s stock performance and other objectives that we believe affect stockholder value. As a result, if the Company’s performance results meet or exceed pre-established performance targets, the NEOs have an opportunity to realize significant additional compensation in the form of annual cash incentive payouts and long-term equity and cash incentive payouts. If the Company’s performance results do not meet pre-established performance targets or our stock price declines, the NEOs have significant downside risk.

Further in line with our pay for performance philosophy, the Company aims to provide our NEOs with the opportunity to earn total direct compensation that generally falls between the 50th and 75th percentile of the total direct compensation paid to executives holding equivalent positions in a defined peer group of companies, which is referred to in this Proxy Statement as the “Peer Group,” and other external sources used to inform the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) generally about the external market value of our executive roles. We believe that targeting this range provides an opportunity for appropriate compensation levels that will attract, provide the proper incentives for achievement of our strategic goals, and retain our NEOs over the long-term.

Total direct compensation includes the following three elements: annual base salary; annual cash incentive awards; and long-term incentive awards. In addition, our NEOs are eligible for change in control and severance benefits, pension, retirement and executive life insurance programs and certain perquisites. As part of our pay for performance philosophy, we have taken steps to reduce certain non-performance based compensation. These changes are noted in the “Summary of Key Executive Compensation Changes for 2011” section in this Compensation Discussion and Analysis.

Executive Compensation General Objectives and Process

Objectives

The overarching objective of the Company’s executive compensation philosophy is to support the achievement of our long-term strategic business goals of building lasting shareholder value and achieving profitable sales growth and operating efficiencies.

To support these goals, our compensation program for our NEOs is designed to:

•	Provide appropriate incentives by linking and balancing significant short- and long-term compensation opportunities to Company performance and total stockholder return;

•	Reward NEOs who contribute meaningfully to achieving our strategic objectives;

•	Encourage NEOs to hold a significant equity investment in our Company so that they manage the business from the perspective of stockholders;

•

Align our compensation polices with stockholders’ long-term interests by assigning a significant portion of potential compensation to performance-based pay elements that are dependent upon achieving the Company’s goals, but that do not encourage excessive risk-taking;

•	Attract, retain and engage highly qualified individuals by offering competitive, balanced compensation arrangements based upon clear goals that vest on continued employment;

•	Maximize the tax effectiveness of the total compensation and benefits package to the extent practicable; and

•	Minimize potentially adverse tax and accounting consequences and enable compliance with generally accepted accounting principles.

Process of Determining Named Executive Officer Compensation

The Compensation Committee is responsible for determining the type and amount of compensation paid to our NEOs. The Compensation Committee uses several tools to make these determinations, including: external consultants; peer group analysis; company performance; and individual performance.

External Consultants

Company management engages Frederic W. Cook & Co. Inc. (“Cook”) to advise management on executive compensation matters. Cook annually compiles competitive compensation data regarding each element of compensation provided by our Company and other companies, and reviews the Company’s compensation practices in terms of competitiveness, appropriateness and alignment with our performance, as well as the proportions the Company allocates to each element.

The Compensation Committee directly retains a consulting firm to assist in the Compensation Committee’s oversight of the executive compensation programs, including reviewing and assessing information provided by Cook. For the past several years, the Compensation Committee engaged Compensation Advisory Partners, LLC and its predecessor entity as its consultant but in November 2010, the Compensation Committee changed to Meridian Compensation Partners, LLC to bring a new perspective. The fees for the Compensation Committee’s consultant are negotiated directly with the Compensation Committee and paid by the Company at the Compensation Committee’s request. None of Cook, Compensation Advisory Partners, LLC, or Meridian Compensation Partners, LLC provided services for the Company in 2010 other than advice with respect to the amount or form of executive and director compensation.

Meridian Compensation Partners, LLC and formerly, Compensation Advisory Partners, LLC regularly participates in Compensation Committee meetings, both with and without Company management, and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. The Compensation Committee believes that the use of a separate consultant reporting directly to the Compensation Committee provides additional assurance that the Company’s executive compensation programs are reasonable and consistent with Company objectives. In addition, the Compensation Committee from time to time directly retains its own outside legal counsel to advise it.

Peer Group Analysis

A primary data source used in setting the NEO compensation is the information publicly disclosed by our Peer Group. The Peer Group is reviewed annually by Cook and updated as appropriate to take into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer institutions. With the assistance of Cook, management recommends the Peer Group, and other competitive benchmarks against which compensation opportunities should be benchmarked, to the Compensation Committee. After considering these recommendations, the Compensation Committee approves the final Peer Group and any changes to the Peer Group. In addition, the Compensation Committee periodically requests a separate evaluation of the Peer Group by its own consultant. This second objective review helps ensure the Peer Group’s ongoing relevance with respect to executive compensation determinations and provides another perspective to the Peer Group.

The Peer Group used for 2010 was established in late 2009 pursuant to the above described process. Among the factors considered by Cook in recommending to the Compensation Committee which companies should be included in the Peer Group were revenue levels within a range around the Company’s annual revenue, companies that operated in one of the same industries, or used the same distribution channels as the Company. We removed from consideration companies with significant concentration of ownership by one party. The analysis also included a review of statistical data to ensure comparability with the prior Peer Group. For 2010, our Peer Group was comprised of the following 17 companies:

Ametek Inc.	Graco Inc.
Applied Industrial Technologies Inc.	Hexcel Corp.
BE Aerospace Inc.	Kaman Corp.
Carpenter Technology Corp.	Kaydon Corp.
Circor International Inc.	Moog Inc.
Crane Co.	Triumph Group Inc.
Curtiss-Wright Inc.	Valmont Industries Inc.
Enpro Industries Inc.	Watsco Inc.
Esterline Technologies Corp.

Company Performance

The majority of our NEOs’ annual target compensation is variable compensation tied to performance. If performance is above targeted levels, the NEOs’ compensation will be above targeted levels. If performance is below targeted levels, the compensation will be below targeted levels. In 2010, the Compensation Committee established three financial performance objectives of the Company to determine payouts under our short-term and long-term incentive programs; namely EPS, PPAT and Revenue.

Individual Performance

The Compensation Committee uses individual performance as it considers appropriate to determine whether any adjustments should be made to an NEO’s total direct compensation. The Compensation Committee does not establish specific individual performance criteria for our NEOs but instead looks at how overall individual performance impacts the Company’s performance. Individual performance considerations include both objective and subjective factors.

The Role of Executive Officers

Mr. Gregory Milzcik, the President and Chief Executive Officer, gives the Compensation Committee a performance assessment for each of the other NEOs. Those assessments, among other data points including competitive market data, are then considered by the Compensation Committee with the assistance of its compensation consultant in determining executive compensation. Mr. Milzcik and Ms. Dawn Edwards, Senior Vice President, Human Resources, regularly attend Compensation Committee meetings at the request of the Compensation Committee but are generally not present for the executive sessions or for any discussion of the individual components of their own compensation. In addition, Mr. Christopher Stephens, Senior Vice President, Finance, and Chief Financial Officer, provides financial information used by the Compensation Committee to make decisions with respect to incentive compensation targets and related payouts.

Components of Our Executive Compensation Program

For 2010, the compensation for our NEOs consists of the following elements:

•	Base salary;

•	Annual cash incentive awards;

•	Long-Term incentive awards;

•	Change in control and severance benefits;

•	Pension, retirement and executive life insurance program; and

•	Perquisites.

Only base salary, annual cash incentive awards and long-term incentive awards are taken into account for purposes of setting the target total direct compensation mix for each NEO. Based on compilations of competitive compensation data presented by Cook in December 2010, the 2010 target total direct compensation for all NEOs was 112% of the 50th percentile and 97% of the 75th percentile of compensation of consensus competitive practice, including within our Peer Group. For Mr. Milzcik, the 2010 target total direct compensation was 113% of median, or 50th percentile, and 106% of the 75th percentile of compensation of consensus competitive practice within our Peer Group. In setting the targeted total direct compensation mix for our NEOs, the Compensation Committee may make decisions that vary from the Peer Group data based on NEO experience, level of responsibility assumed and nature and complexity of each NEOs role as well as the lack of available data from our Peer Group for a particular position, in which case broader-based competitive compensation is evaluated.

Base Salary

Base salary increases usually take effect on April 1st of each year, but may be made at interim dates within the annual cycle if the Compensation Committee deems it appropriate and necessary based on internal and external considerations. In determining whether to award merit-based salary increases to our NEOs, the Compensation Committee considered a number of factors, including the following:

•	Individual performance;

•

The level of responsibility assumed and the nature and complexity of each NEOs role (including the number of years in the position, any recent promotion or change in responsibility or “impact” as a member of management, and the amount, timing and percentage of the last base salary increase);

•

The leadership demonstrated to create and promote a day-to-day working environment of unwavering integrity, compliance with applicable laws and the Company’s ethics policies, and global responsibility;

•	Peer Group data and external market information;

•	Market conditions or trends related to compensation and executive talent; and

•	The desire to retain NEOs capable of driving achievement of the Company’s strategic objectives and the marketability and criticality of retention of NEOs.

The chart below details annual base salary levels for each NEO as of April 1, 2009 and 2010, with the corresponding percentage changes reflecting the increase in 2010 base salary for all NEOs.

NEO	Base Salary Effective April 1, 2009	Base Salary Effective April 1, 2010	Change in Annual Base Salary ($)	Change in Annual Base Salary (%)
G. Milzcik	$800,000	$875,000	$75,000	9.4%
C. Stephens, Jr.	$405,000	$416,000	$11,000	2.7%
J. Burris	$405,000	$416,000	$11,000	2.7%
P. Dempsey	$405,000	$416,000	$11,000	2.7%
C. Toussaint*	Not Applicable	Not Applicable	Not Applicable	Not Applicable

*	Ms. Toussaint was hired April 26, 2010 with an annual Base Salary of $345,000.

Mr. Milzcik’s salary increase was awarded in part based on his performance and in part to bring his base salary to approximate the median level compared to CEOs in the Peer Group. The other NEOs received base salary increases at the approximate merit budget level for other U.S. salaried employees. The salary increases provided in April 2010 were the first salary increases provided for Messrs. Milzcik, Burris, and Dempsey since April 2008 (due to a salary freeze in 2009 other than for promotions) and the first salary increase since hire in January 2009 for Mr. Stephens.

Annual Cash Incentive Awards

We pay annual cash incentive awards to reward the performance achievements of our NEOs. Except in circumstances of retirement, death, or disability or certain instances of involuntary termination by the Company on or after November 1 of an award period, an NEO generally must be employed by us on the payment date to receive an annual cash incentive award,. For fiscal year 2010, the NEOs, other than Ms. Toussaint, participated in the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers (the “PLBP”). Because Ms. Toussaint joined the Company after the start of the year, she participated in the Management Incentive Compensation Plan (the “MICP”). The MICP is structured to pay annual cash incentive awards upon the same terms and conditions as set forth in the PLBP. We refer to these plans as our “Annual Incentive Plans.” However, while the PLBP is structured to pay amounts that qualify for deductibility as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, the MICP is not structured to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code.

Under the Annual Incentive Plans, each NEO is assigned an award opportunity expressed as a percentage of his or her base salary, which varies by the NEO’s role. Each NEO’s annual cash incentive payout is generally determined based on our achievement of company performance objectives.

The chart below details the cash incentive award opportunities available to each NEO for 2010 under the applicable Annual Incentive Plan expressed as a percentage of base salary. Where performance falls between the threshold, target or maximum performance levels, the cash incentive award opportunity is calculated using straight-line interpolation.

NEO	Threshold Level	Target Level	Maximum Level
G. Milzcik	18.75%	75%	225%
C. Stephens, Jr.	12.5%	50%	150%
J. Burris	12.5%	50%	150%
P. Dempsey	12.5%	50%	150%
C. Toussaint*	11.25%	45%	135%

*	For 2010, the amount of the annual cash incentive for which Ms. Toussaint is eligible is the greater of actual annual cash incentive earned prorated for the period she was employed during 2010 or the amount of her target annual cash incentive for 2010 (i.e., 45% of base salary).

The financial performance objectives for the Annual Incentive Plans are intended to be challenging but attainable. The Committee establishes the target for each financial performance objective in December of each year based on a review and approval of the Company’s annual business plan and budget. We use financial performance objectives as performance measures under both the PLBP and the MICP because they are consistent with our focus of driving strong business performance and increasing long-term stockholder value. For 2010, the financial performance objectives for both the PLBP and MICP were EPS, PPAT and Revenue, based on the performance of the Company as a whole or the business segment over which the NEO has a direct influence.

Within the above objectives, all of our NEOs have performance objectives that are tied to each NEOs corporate-level responsibility (in which case basic EPS is used) or segment-level responsibility (in which case a combination of PPAT and basic EPS is used).

For NEOs with corporate-level responsibility, basic EPS is used as a measure because we believe it is a principal driver of our stock price. Basic EPS is used rather than diluted EPS to overcome a potentially adverse impact from stock price appreciation that could create a disincentive to grow stock price, or increase the earned award if the stock price were to decline.

For NEOs with segment-level responsibility (currently, the Presidents of our Logistics and Manufacturing (Mr. Dempsey) and the Precision Components (Mr. Burris) business segments, PPAT is calculated by subtracting from after tax operating profit a charge for the capital employed by the applicable business segment). We use PPAT because we believe that it encourages the efficient use of capital and tax effectiveness within a respective business segment. NEOs with segment-level responsibilities are measured on the combination of PPAT and EPS in addition to both corporate and segment revenue in recognition of the key role that each NEO plays in the overall management of the Company and the influence that Company results may have on their results.

The charts below set forth the performance objectives, targets and the weighting of each objective for the NEOs for fiscal year 2010:

NEO	Corporate Revenue	Basic EPS	Segment Revenue	Segment PPAT
G. Milzcik	15%	85%
C. Stephens, Jr.	15%	85%
J. Burris	6%	34%	9%	51%
P. Dempsey	6%	34%	9%	51%
C. Toussaint	15%	85%

Results achieved under the Annual Incentive Plans are determined by excluding extraordinary, unusual or non-recurring items, discontinued operations, and other items as specified in the PLBP (in accordance with Section 162(m) of the Internal Revenue Code) and the MICP generally. The Compensation Committee also retains the discretion to reduce but not increase the amount of the calculated awards that would otherwise be paid, including elimination of awards.

The chart below details results certified by the Compensation Committee compared to the goals:

Corporate and Business Segments	Threshold	Target	Maximum	2010 Results
Corporate[1]
Revenue	$1,049	$1,104	$1,185	$1,133
EPS	$0.77	$0.90	$1.05	$1.02 (adjusted)
Precision Components
Revenue	$503	$531	$571	$596
PPAT	($23.7M)	($21.1M)	($17.4M)	($10.8M)
Logistics and Manufacturing Services[2]
Revenue	$493	$521	$561	$500
PPAT	($20.9M)	($17.9M)	($12.6M)	($31.3M)

[1]	Corporate Revenue results include RSPs.
[2]	Revenue and PPAT results for Logistics and Manufacturing Services exclude RSPs.

Once the results are certified by the Compensation Committee, the annual cash incentive awards are generally paid in February of the following calendar year. The following cash incentive awards were paid to NEOs for 2010 performance based on the performance results certified by the Compensation Committee:

NEO	Annual Incentive Earned ($)	Annual Incentive Earned as % of Base Salary
G. Milzcik	$1,619,723	185%
C. Stephens, Jr.	$513,375	123%
J. Burris	$579,738	139%
P. Dempsey	$213,668	51%
C. Toussaint	$262,823	111%*

*	Based upon salary paid in 2010, with a date of hire of April 26, 2010.

Long-Term Incentive Compensation

Long-term incentive award opportunities are potentially the largest component of our NEOs’ annual compensation depending upon our long-term performance. We believe that long-term performance is enhanced through the use of awards denominated in share value that reward our NEOs for maximizing stockholder value over time thereby aligning the interests of our employees and management with those of our stockholders. When coupled with the ownership guidelines described below, our long-term incentive awards help to encourage our NEOs to maintain a continuing stake in our long-term success and provide an effective way to tie a substantial percentage of total compensation directly to any increase or decrease in stockholder value.

The Company currently uses a combination of time-based equity awards and performance-based equity awards. The following types of long-term incentive awards are currently used under the terms of the Barnes Group Inc. Amended Stock and Incentive Award Plan (the “Barnes Group Inc. Stock and Incentive Award Plan”), which was approved by stockholders in 2010:

•	Stock Options

•	Restricted Stock Units (RSUs)

•	Performance Unit Awards (PUPs)

•	Performance Share Awards (PSAs)

Stock options and RSUs are subject to time-based vesting and generally vest over a three to five year period with staggered vesting dates to encourage NEO retention. In addition to the time-vesting requirements, stock options only have value if the Common Stock price at the time of exercise exceeds the fair market value on the date of grant.

PSAs and PUPs are subject to performance-based vesting. PSAs pay out in shares of Common Stock and accrue dividends which are paid at the same time and rate as the underlying shares that are issued based on actual performance. PUPs pay out in cash and do not accrue dividend equivalents. Both PSAs and PUPs vest ratably over a three- year time period based on attainment of three annual basic EPS targets. For example, a 2010 PUP award vests in three equal increments in 2011, 2012 and 2013 based on the achievement of an annual basic EPS target that is set annually for each of the 2010, 2011 and 2012 performance period and that is certified by the Compensation Committee after the end of each annual performance period.

The EPS target used for our PSAs and PUPs is identical to the basic EPS target used under our Annual Incentive Plans and the performance result also is determined consistent with the adjusted EPS determinations under our Annual Incentive Plans. The threshold, below target and maximum levels are derived from the basic EPS target. The 2010 EPS target applies to the last tranche of the 2008 PSA awards, the second tranche of the 2009 PUP awards and the first tranche of the 2010 PUP and PSA awards made to our NEOs. The EPS target is designed to be challenging but attainable. For 2010, the target performance level, which would result in a 100% pay-out, was basic EPS of between $.90 and $1.04. The maximum performance level, which would result in a 125% pay-out basic EPS of $1.05 or higher, the below target (but above threshold) performance level, which would result in a payout of 75% was basic EPS of between $.83 and $.89, and the threshold performance level, which would result in a 50% payout was basic EPS of between $.77 and $.82. The 2010 actual basic EPS (adjusted) performance level that the Compensation Committee certified was $1.02, which resulted in a pay-out under the applicable PUP and PSA awards at 100%. A performance graph detailing the Company’s cumulative total returns over a five-year period as compared to the Russell 2000 and S&P 600 is set forth in the Company’s 2010 Form 10-K.

With regard to Mr. Milzcik, initially a goal for 2010 of $1.38 had been set in February of 2008. This was before the financial crisis, including its economic impacts on the Company. In an effort to set a challenging, meaningful, and realistic goal, the Compensation Committee reset the EPS goal for Mr. Milzcik to the same level as the other NEOs in 2010. As a result, the target performance goal for Mr. Milzcik was basic EPS of between $0.90 and $1.04. In 2010, we granted PUPs to all of our NEOs in order to conserve shares, except for Ms. Toussaint who received a PSA grant in connection with her joining the company on April 26, 2010.

Long-term incentive award opportunities are established by the Compensation Committee according to the NEO’s position and responsibilities, and based on a comparison to our Peer Group and competitive compensation data. Historically, the amounts and types of awards to NEOs in comparable positions have not been differentiated for individual NEO performance and experience, as the nature of their positions with the Company requires that they perform and achieve high level results. This also aids in the cultivation of collaboration among NEOs and devalues internal competitiveness.

Except with respect to the timeline for vesting, the Compensation Committee does not take into account the amount or term of existing NEO Common Stock holdings because it believes that doing so would have the effect of penalizing success (to the extent that compensation might be reduced based on the appreciation of past awards) or rewarding underperformance (to the extent that compensation might be awarded to make up for lack of appreciation in stock price).

All equity grants to NEOs are generally made annually by the Compensation Committee in February. The only “off-cycle” equity grants made to NEOs have been for newly hired executives or promotions. During 2010, the Compensation Committee made the following new hire awards to Ms. Toussaint in connection with her commencement of employment April 26, 2010: 13,500 RSUs, 6,000 PSAs and stock options to acquire 38,200 shares of our Common Stock. These grants were designed to provide an appropriate incentive to Ms. Toussaint to join the Company in addition to providing target level long-term grants customary for her new role. In addition, in 2010, Messrs. Milzcik, Stephens, Burris, and Dempsey each received one-time supplemental RSU grants in addition to the typical equity grants made during the regular merit cycle in February 2010. These grants were made in the spirit of our pay for performance philosophy to recognize our NEOs efforts leading the Company through a challenging period, to motivate and incentivize our NEO’s for continued success, and to address potential retention concerns.

In determining the mix of equity grants (e.g., stock options, RSUs, PUPs or PSAs) the Committee receives and reviews recommendations from management, based on analysis prepared by Cook. Generally, the factors considered support the pay for performance philosophy at the Company, aligning the interests of stockholders and NEOs, past practice, changes in business strategy, competitive practice (both generally and within the Peer Group), and the strategic impact of equity-based compensation (i.e., cost effectiveness, stockholder dilution, executive retention, a link to Company performance and total stockholder return). All of management’s recommendations are reviewed by Cook and the Compensation Committee’s consultant, which provides the Compensation Committee with its independent views of management’s recommendations.

Within the categories of equity grants, the target mix for 2010 for all NEOs was approximately 33-1/3% of each of following: stock options; PSAs or PUPs; and RSUs. The target mix does not take into account off-cycle grants or supplemental awards. This mix is intended to provide our NEOs with a strong incentive to continue their successful tenures with the Company and to focus on long-term stockholder value.

Long-Term Incentive Compensation of Mr. Milzcik

For Mr. Milzcik, the Committee independently develops a mix of equity grants, using the information developed by management for the NEOs as described above, advice from the Compensation Committee’s consultant, currently Meridian Compensation Partners, LLC, and other publicly available information viewed by the Compensation Committee as relevant to their determination.

The specific mix of long-term incentive awards granted to Mr. Milzcik for 2010 was approximately 30% stock options, 35% PUPs and 35% RSUs, which differs only slightly from the mix of equity awards actually awarded to the other NEOs. The following chart detail the actual long-term incentive awards granted to our NEOs in 2010, including supplemental and at-hire awards.

	Annual Stock Option Grants	At-Hire Stock Option Grants	Annual RSU Grants	Supplemental or At-Hire RSU Grants	Annual PUPs Grants	At-Hire PSA Grants
G. Milzcik	170,600		54,600	39,300	61,800
C. Stephens, Jr.	22,400		8,100	8,100	8,100
J. Burris	24,600		8,900	8,900	8,900
P. Dempsey	24,600		8,900	8,900	8,900
C. Toussaint	17,500[1]	20,700	6,000[1]	7,500		6,000

[1]

These grants were awarded to Ms. Toussaint in connection with her commencement of employment. However, they are reflected as annual grants in this table because the vesting schedule for these grants was aligned with the vesting for annual grants given to other NEOs.

NEO Stock Ownership Guidelines

In addition to the above mentioned equity grant objectives, our NEOs are subject to the following stock ownership guidelines as of December 31, 2010:

Position	Multiple of Annual Salary
Chief Executive Officer	5x
All Other NEOs	3x

NEOs who became subject to the stock ownership guidelines before January 1, 2010 are given up to six years to achieve the applicable stock ownership guidelines. NEOs who become subject to the stock ownership guidelines through hire or promotion on or after January 1, 2010 are given up to five years to achieve the applicable stock ownership guidelines. As of December 31, 2010, all NEOs with six or more years under the program comply with the stock ownership guidelines, including our Chief Executive Officer who has attained the 5x multiple required under the guidelines.

Clawback Agreements and Hedging

Beginning in late 2008, we implemented a practice whereby executives hired or promoted into corporate officer positions are required to enter into clawback agreements that permit the Company to recoup or “clawback” certain annual incentive compensation and performance based vesting equity awards paid to those officers in situations where the awards earned by these NEOs is based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid. With respect to NEOs, to date, the Company has entered into agreements with our Chief Executive Officer, Chief Financial Officer and General Counsel. In addition, all of the Company’s equity award agreements provide that awards may be forfeited if an employee engages in activity that is detrimental to the Company, including performing services for a competitor, disclosing confidential information, or otherwise violating the Company’s Code of Business Ethics and Conduct. With respect to the three NEOs with whom the Company has entered into Clawback Agreements, the Compensation Committee has the discretion to make certain exceptions to the clawback requirements in his employment agreement and will ultimately determine whether any adjustment will be made.

The Company prohibits hedging transactions involving the Company’s securities for any of the Company’s directors or Section 16 officers (which includes our NEOs).

Risk

We believe our executive compensation program is designed to motivate and reward our NEOs for their performance during the fiscal year and over the long-term and for taking appropriate business risks consistent with our strategic objectives. The following characteristics of our executive compensation program are designed to mitigate the likelihood that our NEOs would make business decisions that present undue risk:

•	Our long-term incentive awards vest ratably over three or more years.

•	Performance targets are tied to several financial metrics, including EPS, PPAT and Revenue that are quantitative and measurable.

•	The performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.

•	Our stock ownership guidelines require our NEOs to own equity representing a significant multiple of their base salary, and to retain this equity throughout their tenure.

•

We have a practice of entering into clawback agreements with executives hired after late 2008 that allow us to recoup incentive compensation in situations where the awards earned by these NEOs is based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid.

•

Payouts under our annual and long-term incentive programs are subject to a cap. Specifically, under our current practices for NEOs, our annual cash incentive award payments are capped (at not greater than 2.25 times base salary for the Chief Executive Officer and less for other NEOs).

Summary of Key Executive Compensation Changes for 2011

In addition to the changes made to the executive compensation program for 2010, as described above, effective for the 2011 fiscal year, we made changes to the financial performance objectives under our annual cash incentive award program and restructured our long-term incentive award program. We believe these changes reflect our continued effort to structure our executive compensation program to reward our NEOs based on achievement of our strategic goals. In addition, we made significant changes to our executive perquisites. The changes effective for 2011 are summarized below.

For 2011, the Company eliminated PPAT as a financial performance objective under our annual cash incentive award program and replaced it with a combination of revenue and operating margin objectives set forth below. The applicable weighting of each objective, which is the same for all NEOs, is also set forth below.

•	Consolidated Revenue (15%)

•	Consolidated Operating Margin (15%)

•	Basic EPS (70%)

We believe that these objectives provide a stronger correlation with our continued focused on achieving our two key strategic goals - profitable sales growth and operating efficiencies. In addition, the measures for Messrs. Burris and Dempsey were aligned with the measures for all other NEOs in recognition of the overall strategic role that they have in managing our business.

For 2011, the long-term incentive compensation program for our NEOs will continue to include stock options and time-based RSUs. However, we have discontinued our use of cash-based PUPs, returning to a prior practice of providing PSAs which are denominated in stock. We believe this stock-based program aligns more closely with our goal of encouraging NEOs to hold an equity stake in the Company. We also implemented a relative measure program with respect to PSAs so they are now designed to assess long-term performance of the Company relative to the performance of companies included in the Russell 2000 Index, measured over a three-year performance period commencing on January 1, 2011. Unlike the previous program, which was based on annual basic earnings per share measured against the Company’s internal plan, the new program is based on the Company’s total shareholder return, basic earnings per share growth and operating income before depreciation and amortization growth (weighted equally) as compared to the same measures for companies in the Russell 2000 Index over the applicable performance period. Under the new program, participants may earn between 0% and 250% of the target award (determined independently for each measure), depending on the Company’s percentile ranking within the Russell 2000 Index.

In addition, the 2011 long-term incentive awards require a “double trigger” for accelerated vesting in the event of a change in control. Specifically, except for Mr. Milzcik who is bound by the terms of his employment agreement, in the event of a change in control as defined in the Stock and Incentive Award Plan, PSAs will vest and accelerate only if an NEO’s employment is terminated by the Company without cause, or if the NEO resigns for good reason (as defined in the severance agreements) for our NEOs on or within two years following a change in control.

The Company also approved a reduction of certain perquisites provided to our NEOs. The changes will be effective April 1, 2011 and include the following:

•	Elimination of the annual cash perquisite allowances of $20,000 or $25,000;

•	Elimination of tax gross-ups on Company-paid annual physicals (for amounts not otherwise covered by health insurance) and annual financial planning and tax preparation services; and

•	Inclusion of an annual cap of $100,000 for the CEO’s personal use of Company-leased aircraft, the value of which is subject to tax, without gross-up.

In connection with the elimination of the perquisite allowances for our NEOs we approved a $15,000 salary increase for each NEO effective April 1, 2011. No separate merit increases were approved.

In addition, the Company closed participation in the Company’s Senior Enhanced Executive Life Insurance Program to any employee hired or promoted into an eligible position after April 1, 2011 and eliminated the Company-paid premium and related tax gross-up payments following retirement after April 1, 2011 (except that the current program would be maintained during retirement for current employees who have attained or will attain age 62 within 10 years of service on or before December 31, 2011). None of our NEOs have attained or will attain age 62 with 10 years of service on or before December 31, 2011.

Pension and Other Retirement Programs

In addition to our 401(k) plan, our NEOs have the opportunity to participate in one or more of the following additional retirement plans:

•	Salaried Retirement Income Plan (Qualified Plan);

•	Supplemental Executive Retirement Plan (SERP);

•	Retirement Benefit Equalization Plan (RBEP);

•	Modified Supplemental Senior Officer Retirement Plan (MSSORP); and

•	2009 Deferred Compensation Plan (DC Plan).

The Qualified Plan is a broad-based tax-qualified defined benefit pension plan. The SERP, the RBEP and MSSORP are non-tax-qualified supplemental executive retirement plans that provide more generous benefits than are available under the Qualified Plan to certain designated employees and senior level officers, including all NEOs. We believe these more generous benefits are an important part of the overall compensation provided to our NEOs and serve as a strong retention incentive. The chart below summarizes which NEOs participate in each of the qualified and non-qualified pension and retirement plans. A more detailed discussion of the pension benefits payable to our NEOs is described in the “Pension Benefits Table” and the narrative following the table.

NEO	Qualified Plan	SERP	RBEP	MSSORP	DCP
G. Milzcik	X	X	X	X
C. Stephens, Jr.	X	X	X		X
J. Burris	X	X	X	X
P. Dempsey	X	X	X	X
C. Toussaint	X	X	X		X

Change in Control and Employment Termination Benefits

The Company provides change in control benefits specifically to retain key executives, including NEOs, during potential changes in control, to provide continuity of management and to provide income continuation for NEOs who are particularly at risk of involuntary termination in the event of a restructuring in connection with a change in control. These benefits were designed to be part of a competitive compensation package and keep our executive officers focused on our business goals and objectives and we believe that these benefits are a necessary part of any total compensation package to attract and retain key executives. In some instances these agreements provide for payments and other benefits if we terminate a NEOs employment without “cause,” or if an NEO terminates employment for “good reason,” either before or after a change in control. None of the agreements for our NEOs include a gross up for any taxes as a result of golden parachute payments. For more detail on Section 280G of Internal Revenue Code see the discussion below under “Tax and Accounting Considerations.” In addition, we generally do not provide change in control cash compensation benefits in excess of severance compensation equal to two times the executive’s base salary plus payments under the annual cash incentive programs. Our agreements with our NEOs also provide for continuation of group health, life insurance and other benefits for 24 months following the executive termination and for certain other benefits. The terms of the change in control and incremental termination benefits payable to our NEOs are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Benefits

In fiscal year 2010, the Company provided certain perquisites to our NEOs. The perquisites are fully described in the footnotes to the summary compensation table and generally fall into the following categories: financial planning assistance, annual physical, cash allowance, and personal use of the company aircraft (for the Chief Executive Officer only). The changes to the Company’s perquisite programs effective April 1, 2011 are described above. All NEOs are eligible to participate in the Company’s Senior Executive Enhanced Life Insurance Program, under which the Company pays the premiums for a life insurance policy owned by each NEO and pays the NEO’s income tax liability arising from its payment of the premiums and taxes (although the Company has modified this program as previously described to close participation to any employee hired or promoted into an eligible position after April 1, 2011 and to eliminate the Company-paid premium and related tax gross-up payments following retirement after April 1, 2011, except for certain current employees who meet specific criteria). Each of our NEOs participates in other employee benefit plans generally available to all employees (e.g., major medical and health insurance, 401(k) Plan) on the same terms as all other employees.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

As discussed above, our Compensation Committee considers the tax and accounting treatment associated with cash and equity awards it makes, although these considerations are not the overriding factor that the Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to each of its most highly compensated executive officers, unless certain conditions are met. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Company grants awards intended to meet this exception including annual cash incentive awards, stock option awards, and PSAs and PUPs. Grants of restricted stock or stock units that vest solely on the basis of service do not qualify for the exception. To maintain flexibility in compensating NEOs in a manner designed to promote varying Company goals, our Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Internal Revenue Code Section 280G

The Company also periodically reviews the severance agreements entered into between the Company and the NEOs to assess the impact of Internal Revenue Code Section 280G. Currently, the severance agreements do not provide for any gross up to compensate our NEOs for taxes incurred under Section 4999 of the Internal Revenue Code as a consequence of “golden parachute” payments upon a change-in-control, nor do they preclude the possibility that, in certain circumstances, the compensation payable in the event of a change in control under the agreements or other plans and arrangements may be non-deductible by the Company under Internal Revenue Code Section 280G.

Accounting for Equity Compensation

The Company accounts for its stock-based employee compensation plans at fair value on the grant date and recognizes the related cost in its consolidated statement of income in accordance with accounting standards related to share-based payments. The fair values of stock options are estimated using the Black-Scholes option-pricing model based on certain assumptions. The fair values of other stock awards are estimated based on the fair market value of the Company’s stock price on the grant date.

Compensation Committee Report

To Our Fellow Stockholders at Barnes Group Inc.

We, the Compensation and Management Development Committee of the Board of Directors of Barnes Group Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation Committee

Mylle H. Mangum, Chair

Thomas J. Albani

John W. Alden

Gary G. Benanav

George T. Carpenter

Risk Oversight and Assessment Policies and Process

Our Audit Committee is ultimately responsible for overall risk oversight for the Company generally. See “Board Leadership Structure and Rule in Risk Oversight” on page 68. With respect to incentive compensation, the Compensation Committee evaluates and reviews our incentive compensation arrangements annually based on an inventory of all relevant compensation programs prepared by the Human Resources Department which includes details of the principal features of the programs, including any key risk mitigation factors such as (i) the mix of equity award instruments used under our long-term incentive program; (ii) the multi-year vesting of our equity awards; (iii) our stock ownership guidelines; and (iv) the clawback agreements in place for certain executives. The Compensation Committee also consults with our Board of Directors and makes certain recommendations to the Board of Directors regarding the Company’s compensation programs as necessary. Based on the Compensation Committee’s evaluation, the Compensation Committee has concluded that the overall structure of the compensation programs for NEOs and company-wide employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table for 2010, 2009 and 2008

The following table sets forth aggregate amounts of compensation information for the years ended December 31, 2010, 2009 and 2008 for services rendered in all capacities, by our NEOs, for the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
Gregory F. Milzcik	2010	$856,250	$—	$2,376,761	$929,770	$1,619,723	$1,185,353	$335,628	$7,303,485
President and Chief	2009	800,000	—	1,305,300	837,207	151,200	444,824	272,080	3,810,611
Executive Officer	2008	775,000	—	1,557,866	557,525	149,430	156,795	281,636	3,478,252

Christopher J. Stephens, Jr.	2010	413,250	124,000	370,940	122,080	513,375	27,478	135,112	1,706,235
Senior Vice President,	2009	394,096	50,000	155,720	91,839	51,030	18,008	98,573	859,266
Finance and Chief
Financial Officer

Jerry W. Burris	2010	413,250	—	407,576	134,070	579,738	209,553	89,201	1,833,388
Vice President, Barnes	2009	405,000	50,000	744,250	156,861	35,964	91,300	76,901	1,560,276
Group Inc. and
President, Precision
Components

Patrick J. Dempsey	2010	413,250	—	407,576	134,070	213,668	225,597	98,904	1,489,837
Vice President, Barnes	2009	405,000	—	744,250	156,861	50,625	135,070	76,504	1,568,310
Group Inc. and	2008	405,000	202,500	—	—	—	107,994	210,657	926,151
President, Logistics and
Manufacturing Services

Claudia S. Toussaint	2010	236,635	—	407,355	284,906	262,823	17,273	199,363	1,408,355
Senior Vice President,
General Counsel and
Secretary

Notes to the above table:

[1]

In connection with his offer of employment, the Company agreed to pay Mr. Stephens a $50,000 at-hire bonus in 2009 and a $124,000 bonus in 2010. The $124,000 bonus was to be paid upon Mr. Stephens’ completion of one year of satisfactory service with the company in lieu of an at-hire long-term incentive award. The amount listed in Bonus for Mr. Burris for 2009 represents a one-time discretionary retention bonus. The amount listed in Bonus for Mr. Dempsey for 2008 represents a non-equity guaranteed bonus paid in connection with his appointment as a segment President.

[2]

Stock Awards represent the aggregate grant date fair value of RSUs, PSAs, and PUPs granted to NEOs under the Barnes Group Inc. Stock and Incentive Award Plan. PUP awards are denominated in units with each unit being equivalent in value to one share of Common Stock and are payable in cash. The PUP awards vest upon satisfying established performance goals. The value disclosed in this column for the PUPs for Messrs. Milzcik, Stephens, Burris, and Dempsey and the PSAa for Ms. Toussaint represents the amount of compensation if target goals are met. The maximum grant date fair value of the performance units granted in 2010 was $1,179,221 for Mr. Milzcik, $154,558 for Mr. Stephens, $169,823 for each of Messrs. Burris and Dempsey, and $156,675 for Ms. Toussaint. The fair value was determined based on the market value of Common Stock on the date of grant, as described in Note 13 (Stock-Based Compensation) of the Notes to the Company’s Consolidated Financial Statements included in the each of the Company’s Forms 10-K filed for the three fiscal years in the period ended December 31, 2010.

[3]

Option Awards represent the aggregate grant date fair value of stock options granted to NEOs under the Barnes Group Inc. Stock and Incentive Award Plan. The fair value was determined by using the Black-Scholes option pricing model applied consistently with the Company’s practice, as described in Note 13 (Stock-Based Compensation) of the Notes to the Company’s Consolidated Financial Statements included in each of the Company’s Forms 10-K filed for the three fiscal years in the period ended December 31, 2010.

[4]

Non-Equity Incentive Plan Compensation includes amounts earned under the Company’s Performance-Linked Bonus Plan for Messrs. Milzcik, Stephens, Burris, and Dempsey, and the Management Incentive Compensation Plan for Ms. Toussaint. For 2010, the amount of the annual cash incentive for which Ms. Toussaint is eligible is the greater of actual annual cash incentive earned prorated for the period she was employed during 2010 or the amount of her target annual cash incentive for 2010 (i.e., 45% of base salary).

[5]

The amount listed in Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the annual increase in pension value for the NEOs under all of Barnes Group Inc.’s defined benefit retirement programs. All assumptions are as detailed in the notes to the Consolidated Financial Statements for the fiscal years ending December 31, 2010, December 31, 2009 and December 31, 2008, with the exception of the following: retirement age for all plans is assumed to be the older of the unreduced retirement age, as defined by each plan, or age as of December 31, 2010 or December 31, 2009 or December 31, 2008, as applicable, and no pre-retirement mortality, disability, or termination is assumed. The U.S. discount rates of 5.65%, 6.20% and 6.50%, respectively, are detailed in the Management Discussion and Analysis of the Company’s Form 10-K filed for the three fiscal years in the period ended December 31, 2010.

The Change in Pension Value and Nonqualified Deferred Compensation Earnings is segregated by plan in the following table:

Name and Principal Position	Plan Name	Year	Amounts
Gregory F. Milzcik President and Chief Executive Officer	Qualified	2010	$85,922
	RBEP	2010	N/A
	MSSORP	2010	982,928
	SERP	2010	116,503
	TOTAL	2010	1,185,353
	Qualified	2009	$60,560
	RBEP	2009	N/A
	MSSORP	2009	340,546
	SERP	2009	43,718
	TOTAL	2009	444,824
	Qualified	2008	$31,785
	RBEP	2008	N/A
	MSSORP	2008	109,595
	SERP	2008	15,415
	TOTAL	2008	156,795

Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	Qualified	2010	$24,883
	RBEP	2010	N/A
	MSSORP	2010	N/A
	SERP	2010	2,595
	TOTAL	2010	27,478
	Qualified	2009	$16,313
	RBEP	2009	N/A
	MSSORP	2009	N/A
	SERP	2009	1,695
	TOTAL	2009	18,008

Jerry W. Burris Vice President, Barnes Group Inc. and President, Precision Components	Qualified	2010	$36,631
	RBEP	2010	N/A
	MSSORP	2010	150,463
	SERP	2010	22,459
	TOTAL	2010	209,553
	Qualified	2009	$25,572
	RBEP	2009	N/A
	MSSORP	2009	55,949
	SERP	2009	9,779
	TOTAL	2009	91,300

Name and Principal Position	Plan Name	Year	Amounts

Patrick J. Dempsey Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services	Qualified	2010	$58,092
	RBEP	2010	N/A
	MSSORP	2010	146,244
	SERP	2010	21,261
	TOTAL	2010	225,597
	Qualified	2009	$41,093
	RBEP	2009	N/A
	MSSORP	2009	81,262
	SERP	2009	12,715
	TOTAL	2009	135,070
	Qualified	2008	$23,346
	RBEP	2008	N/A
	MSSORP	2008	74,474
	SERP	2008	10,174
	TOTAL	2008	107,994

Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	Qualified	2010	$16,359
	RBEP	2010	N/A
	MSSORP	2010	N/A
	SERP	2010	914
	TOTAL	2010	17,273

Notes to the above table:

Consistent with financial calculations in the notes to the Consolidated Financial Statements for the fiscal years ending December 31, 2010, December 31, 2009 and December 31, 2008, it is assumed that the form of payment is a life annuity for the Salaried Retirement Income Plan (Qualified), the Retirement Benefit Equalization Plan (“RBEP”), and the Supplemental Executive Retirement Plan (“SERP”). It is assumed that the form of payment as of December 31, 2010 is 5 year installments (which are actuarially equivalent to the life annuity) for the NEO MSSORP participants. The 2010, 2009 and 2008 qualified plan limits of $245,000, $245,000 and $230,000, respectively, have been incorporated.

[a]

The amount listed in this column for Mr. Stephens and Ms. Toussaint assumes that they will vest under the Barnes Group 2009 Deferred Compensation Plan and therefore would not be eligible to receive benefits under the RBEP.

[6]	The compensation represented by the amounts for 2010 set forth in the All Other Compensation column for the NEOs is detailed in the following table:

Name and Principal Position	Year	Taxes Paid on All Other Compensation[a]	Personal Usage of Company Aircraft[b]	Life Insurance Premiums[c]	Perquisite Allowance[d]	Deferred Compensation Plan[e]	Relocation[f]	Other[g]	All Other Perquisites[h]	Total
Gregory F. Milzcik President and Chief Executive Officer	2010	$67,656	$145,272	$77,108	$25,000	$—	$—	$4,250	$16,342	$335,628

Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2010	27,604	—	31,749	$—	43,856	—	5,513	$26,390	135,112

Jerry W. Burris Vice President, Barnes Group Inc. and President, Precision Components	2010	24,640	—	30,822	25,000	—	—	5,513	3,226	89,201

Patrick J. Dempsey Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services	2010	30,474	—	26,410	25,000	—	—	5,213	11,807	98,904

Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	2010	66,324	—	16,523	—	—	92,354	5,513	18,649	199,363

Notes to the above table:

[a]	This column represents the reimbursement of taxes paid on eligible compensation included in the All Other Compensation table for the NEOs in accordance with the Company’s policies and practices.

[b]

The value of the personal usage of the Company aircraft is based on the aggregate incremental cost to the Company which is based on actual payments made by the Company for the use of the aircraft for the chief executive officer. Amounts in the Summary Compensation Table for 2009 and 2008 have been adjusted to reflect travel to external board of directors meetings by Mr. Milzcik to be consistent with the 2010 presentation.

[c]

Payments made under the Senior Executive Enhanced Life Insurance Program (“SEELIP”). The SEELIP applies to officers and selected other employees for which the Company pays individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times salary. The NEOs are grossed up for the associated income taxes, therefore, incurring no out-of-pocket expense for the policies. The Company generally ceases to pay policy premiums on termination of employment, unless the NEO has attained age 55 and 10 years of service, in which case the Company continues to pay premiums and tax gross-ups during the lifetime of the participant.

[d]

Payments made to Messrs. Milzcik, Burris and Dempsey for the annual cash perquisite allowance which is payable in monthly installments. This allowance became effective October 1, 2008 and is in lieu of the Company Car Program and payments made for club memberships and cell phone expenses.

[e]

The amount listed as deferred compensation for Mr. Stephens includes employer contributions to the Barnes Group 2009 Deferred Compensation Plan. Refer to the “Nonqualified Deferred Compensation Table” for further details of the plan.

[f]

Ms. Toussaint received relocation benefits consistent with Company policy and practices. Ms. Toussaint’s relocation benefits included reimbursement for homefinding trips, temporary housing, closing costs paid on the sale of her residence, and a miscellaneous allowance for relocation expenses. These amounts also include the cost to move Ms. Toussaint’s household goods which was paid directly by the Company. In addition, Ms. Toussaint received a tax gross-up on all items considered to be taxable, which are reflected in the Taxes Paid on All Other Compensation column.

[g]	Consists of matching contributions made by the Company under the Retirement Savings Plan for the named executive officers.

[h]

Included in All Other Perquisites are payments made for financial planning and tax preparation services for Messrs. Milzcik, Stephens, and Dempsey, and Ms. Toussaint; executive physical examinations for Mr. Milzcik and Mr. Dempsey; gifts for Messrs. Milzcik, Stephens, Burris, and Dempsey, and Ms. Toussaint given in connection with corporate functions; Company-paid office parking for Mr. Dempsey, Company-paid travel and activities by spouses on business trips for Messrs. Milzcik, Stephens, Burris, and Dempsey, and Ms. Toussaint; and payments made for the annual cash perquisite allowance for Mr. Stephens and Ms. Toussaint.

Grants of Plan-Based Awards in 2010

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Milzcik	2/8/2010									170,600	15.26500	929,970
	2/8/2010	[2]				30,900	61,800	77,250				943,377
	2/8/2010								93,900			1,433,384
		[1]	164,063	656,250	1,968,750

C. Stephens, Jr.	2/8/2010									22,400	15.26500	122,080
	2/8/2010	[2]				4,050	8,100	10,125				123,647
	2/8/2010								16,200			247,293
		[1]	52,000	208,000	624,000

J. Burris	2/8/2010									24,600	15.26500	134,070
	2/8/2010	[2]				4,450	8,900	11,125				135,859
	2/8/2010								17,800			271,717
		[1]	52,000	208,000	624,000

P. Dempsey	2/8/2010									24,600	15.26500	134,070
	2/8/2010	[2]				4,450	8,900	11,125				135,859
	2/8/2010								17,800			271,717
		[1]	52,000	208,000	624,000

C. Toussaint [6]	4/26/2010									20,700	20.89000	154,386
	4/26/2010									17,500	20.89000	130,520
	4/26/2010	[3]				3,000	6,000	7,500				125,340
	4/26/2010								7,500			156,675
	4/26/2010								6,000			125,340
		[1]	38,813	155,250	465,750

Notes to the above table:

[1]

This row sets forth the range of the potential amounts payable under the Performance-Linked Bonus Plan for Selected Executive Officers. For 2010, Ms. Toussaint was paid under the Management Incentive Compensation Plan. As part of her offer of employment, for 2010 Ms. Toussaint was guaranteed the greater of actual annual cash incentive earned prorated for period she was employed during 2010 or the amount of her target annual cash incentive for 2010 (i.e. 45% of base salary).

[2]

This row sets for the range of the potential number of performance unit plan awards that could be earned under performance unit plan awards granted in 2010 under the Barnes Group Inc. Stock and Incentive Award Plan. The awards are payable in cash and the value for Mr. Milzcik represents threshold $471,689, target $943,377 and maximum $1,179,221, for Mr. Stephens $61,823 threshold, $123,647 target and $154,558 maximum and for Messrs. Burris and Dempsey $67,929 threshold, $135,859 target and $169,823 maximum.

[3]	This row set forth the range of the number of shares of Common Stock that could be issued under performance share awards granted in 2010 under the Barnes Group Inc. Stock and Incentive Award Plan.

[4]	Stock options granted under the Barnes Group Inc. Stock and Incentive Award Plan are described in the “Outstanding Equity Awards at Fiscal-Year End” table.

[5]

Each option has an exercise price equal to the fair market value of Common Stock at the time of grant, as determined by the mean between the highest and lowest stock price of shares of Common Stock on the grant date or the most recent previous fair market value if the market is not open on the grant date.

[6]	Ms. Toussaint was elected Senior Vice President, General Counsel and Secretary on April 26, 2010 and received stock options, restricted stock units and a performance share award at that time.

Discussion Concerning Grants of Plan-Based Awards Table

For a discussion regarding the Performance-Linked Bonus Plan for Selected Executive Officers, the Management Incentive Compensation Plan and the Barnes Group Stock and Incentive Award Plan, please see the “Compensation Discussion and Analysis.” The vesting schedule for outstanding restricted stock units, performance share awards and stock option awards are set forth in the footnotes to the table for “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year End

The following table summarizes equity awards granted to the Company’s NEOs that remain outstanding as of December 31, 2010:

	Notes	Grant Date	Option Awards				Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(14)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($)
G. Milzcik	12	2/8/2010		170,600	$15.26500	2/8/2020
	11	2/10/2009	75,969	151,931	$11.45000	2/10/2019
	6	7/24/2008	14,575	29,140	$24.39500	7/24/2018
	10	2/13/2008	30,334	15,166	$26.38005	2/13/2018
	8	2/14/2007	54,600		$22.33500	2/14/2017
	6	10/19/2006	247,524		$20.21000	10/19/2016
	6	2/15/2006	32,000		$18.62750	2/15/2016
	7	11/10/2005	10,470		$17.45000	2/5/2012
	7	11/10/2005	4,534		$17.45000	2/6/2011
	7	11/10/2005	25,298		$17.45000	2/5/2012
	7	11/10/2005	3,050		$17.45000	2/6/2011
	7	5/10/2005	41,880		$15.19250	2/6/2011
	7	5/10/2005	10,424		$15.19250	2/6/2011
	7	5/10/2005	13,890		$15.19250	2/5/2012
	7	5/10/2005	10,174		$15.19250	2/5/2012
	6	2/16/2005	24,000		$12.61500	2/16/2015
	3	12/8/2004	30,000		$13.28500	12/8/2014
	7	4/27/2004	7,784		$14.13750	2/13/2013
	5	2/11/2004	26,000		$14.77000	2/11/2014
	4	2/13/2003	10,000		$9.56000	2/13/2013
	23	2/8/2010					93,900	$1,940,913
	22	2/10/2009					57,000	$1,178,190
	19	7/24/2008					5,466	$112,982
	18	2/13/2008					7,592	$156,927
	17	2/14/2007					4,528	$93,594

C. Stephens, Jr.	12	2/8/2010		22,400	$15.26500	2/8/2020
	11	2/10/2009	8,334	16,666	$11.45000	2/10/2019
	23	2/8/2010					16,200	$334,854
	22	2/10/2009					6,300	$130,221

	Notes	Grant Date	Option Awards				Stock Awards
Name			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(14)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Burris	12	2/8/2010		24,600	$15.26500	2/8/2020
	11	2/10/2009	14,234	28,466	$11.45000	2/10/2019
	9	2/14/2007	48,667	24,333	$22.33500	2/14/2017
	8	2/14/2007	25,000		$22.33500	2/14/2017
	6	7/19/2006	20,000		$18.32500	7/19/2016
	23	2/8/2010					17,800	$367,926
	22	2/10/2009					10,700	$221,169
	15	2/10/2009					21,800	$450,606
	17	2/14/2007					1,998	$41,299
	21	7/19/2006					7,459	$154,178

P. Dempsey	12	2/8/2010		24,600	$15.26500	2/8/2020
	11	2/10/2009	14,234	28,466	$11.45000	2/10/2019
	9	2/14/2007	48,667	24,333	$22.33500	2/14/2017
	8	2/14/2007	25,000		$22.33500	2/14/2017
	6	2/15/2006	24,000		$18.62750	2/15/2016
	7	11/9/2005	3,652		$17.47500	2/5/2012
	7	8/30/2005	1,232		$17.08750	2/5/2012
	7	8/30/2005	460		$17.08750	2/5/2012
	6	2/16/2005	24,000		$12.61500	2/16/2015
	3	12/8/2004	20,000		$13.28500	12/8/2014
	23	2/8/2010					17,800	$367,926
	22	2/10/2009					10,700	$221,169
	15	2/10/2009					21,800	$450,606
	16	10/5/2007					2,033	$42,022
	17	2/14/2007					1,998	$41,299

C. Toussaint	13	4/26/2010		20,700	$20.89000	4/26/2020
	12	4/26/2010		17,500	$20.89000	4/26/2020
	24	4/26/2010					7,500	$155,025
	23	4/26/2010					6,000	$124,020
	25	4/26/2010							4,000	$82,680

Notes to the above table:

[1]	Represents the mean between the highest and the lowest stock price of a share of Common Stock on the grant date of the option.

[2]	On December 31, 2010, the last trading day of fiscal year, the closing market value of the Common Stock was $20.67.

[3]	The option vests at 33.3334% on June 8, 2005 and 33.3333% on June 8, 2007 and June 8, 2009.

[4]	The option vests at 33.334% on the first anniversary and 33.333% on the third and fifth anniversaries of the grant date.

[5]	The option vests at 33.334% on the ninth month and 33.333% on the thirtieth and fifty-fourth months after the grant date.

[6]	The option vests at 33.34% on the eighteenth month and 33.33% on each of the thirtieth and forty-second months after the grant date.

[7]

This is a reload option grant which is 100% vested on the date of grant. Under the reload feature, which was ended effective January 1, 2006, a holder received options to replace shares used to pay the Company for shares acquired when a stock option was exercised and to satisfy tax withholding obligations. The reload options were granted at an exercise price that was equal to the mean between the highest and lowest stock price of a share of Common Stock on the day of the award and expire on the expiration date of the original option grant.

[8]	The option vests at 33.334% on August 14, 2008 and 33.333% on August 14, 2009 and August 14, 2010.

[9]	The option vests at 33.334% on August 14, 2009 and 33.333% on August 14, 2010 and August 14, 2011.

[10]	The option vests at 33.334% on August 13, 2009 and 33.333% on August 13, 2010 and August 13, 2011.

[11]	The option vests at 33.334% on August 10, 2010 and 33.333% on August 10, 2011 and August 10, 2012.

[12]	The option vests at 33.334% on August 8, 2011 and 33.333% on August 8, 2012 and August 8, 2013.

[13]	The option vests at 33.334% on October 26, 2011 and 33.333% on October 26, 2012 and October 26, 2013.

[14]	The options terminate 10 years after the grant date. In the case of reload options, the options terminate 10 years after the original grant date.

[15]	The restricted stock unit award vests at 20% on February 10, 2012 and February 10, 2013 and 60% on February 10, 2014.

[16]	The restricted stock unit award vests at 33.4% on the third anniversary and 33.33% on the fourth and fifth anniversaries of the base date, April 5, 2007.

[17]	The restricted stock unit award vests at 33.4% on August 14, 2009 and 33.3% on August 14, 2010 and August 14, 2011.

[18]	The restricted stock unit award vests at 33.4% on August 13, 2010 and 33.3% on August 13, 2011 and August 13, 2012.

[19]	The restricted stock unit award vests at 33.34% on January 24, 2011 and 33.33% on January 24, 2012 and January 24, 2013.

[20]	The restricted stock unit award vests 100% on the fourth anniversary of the grant date.

[21]	The restricted stock unit award vests at 33.34% on January 19, 2009 and 33.33% on January 19, 2010 and January 19, 2011.

[22]	The restricted stock unit award vests at 33.4% on August 10, 2011 and 33.3% on August 10, 2012 and August 10, 2013.

[23]	The restricted stock unit award vests at 33.4% on February 8, 2011 and 33.3% on February 8, 2012 and February 8, 2013.

[24]	The restricted stock unit award vests at 33.4% on October 26, 2012 and 33.3% on October 26, 2013 and October 26, 2014.

[25]	The performance share award vests at 33.34% on December 31, 2010 and 33.33% on December 31, 2011 and December 31, 2012 subject to the achievement of performance goals.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options, RSUs and PSAs that were granted to the Company’s NEOs and vested during fiscal year 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[3]	Value Realized on Vesting ($)[2,3]
G.F. Milzcik	0	0	52,944	951,530
C. J. Stephens, Jr.	0	0	0	0
J. W. Burris	0	0	9,457	163,984
P.J. Dempsey	9,354	35,831	6,616	111,004
C. S. Toussaint	0	0	2,000	41,500

Notes to the above table:

[1]	Amount reflects the difference between the exercise price of the option and the market value at the time of exercise.

[2]	Amount reflects the market value of the stock on the day the stock vested.

[3]

Amount includes performance share awards vested on December 31, 2010 for Mr. Milzcik and Ms. Toussaint in the amounts of 14,200 and 2,000, respectively which were paid in the form of shares of Common Stock on March 1, 2011, when the market value was $20.75 per share. The value realized on vesting of these performance share awards was $294,650 and $41,500, respectively for Mr. Milzcik and Ms. Toussaint. Messrs. Stephens, Burris and Dempsey were not granted performance awards.

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following, or in connection with retirement granted or accrued to the Company’s NEOs in 2010:

Pension Benefits Table

Name and Principal Position	Plan Name	Number of Years of Credited Service (12/31/2010)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Gregory F. Milzcik	Qualified	11.500	$358,000	$—
President and	RBEP	11.500	N/A	$—
Chief Executive Officer	MSSORP	11.500	$2,215,394	$—
	SERP	11.500	$280,497	$—

Christopher J. Stephens, Jr.	Qualified	1.917	$41,196	$—
Senior Vice President,	RBEP	1.917	N/A	$—
Finance and Chief Financial Officer	MSSORP	1.917	N/A	$—
	SERP	1.917	$4,290	$—

Jerry W. Burris	Qualified	4.500	$102,972	$—
Vice President, Barnes Group Inc.	RBEP	4.500	N/A	$—
and President, Precision Components	MSSORP	4.500	$271,929	$—
	SERP	4.500	$44,992	$—

Patrick J. Dempsey	Qualified	10.167	$216,911	$—
Vice President, Barnes Group Inc.	RBEP	10.167	N/A	$—
and President, Logistics and	MSSORP	10.167	$466,778	$—
Manufacturing Services	SERP	10.167	$71,109	$—

Claudia S. Toussaint	Qualified	0.667	$16,359	$—
Senior Vice President, General	RBEP	0.667	N/A	$—
Counsel and Secretary	MSSORP	0.667	N/A	$—
	SERP	0.667	$914	$—

Notes to the above table:

1)

All assumptions are as detailed in the notes to the consolidated financial statements for the fiscal year ending December 31, 2010, including a discount rate of 5.65% with the exception of the following:

•	Retirement age for all plans is assumed to be the later of unreduced retirement age, as defined by each plan, or age as of December 31, 2010.

•	No pre-retirement mortality, disability, or termination is assumed.

2)

Consistent with financial disclosure calculations, it is assumed that the form of payment is a life annuity for the Salaried Retirement Income Plan (Qualified), the Retirement Benefit Equalization Plan (RBEP) and the Supplemental Executive Retirement Plan (SERP). It is assumed that the form of payment for NEO MSSORP participants is 5-yr installments (which are actuarially equivalent to the life annuity).

3)	The 2010 qualified plan compensation limit of $245,000 has been incorporated.

4)

The terms of the RBEP, MSSORP and SERP plan documents as amended and restated effective January 1, 2009 have been reflected in the December 31, 2010 SEC disclosure tables. Subsequent amendments as of December 31, 2009 to the RBEP and MSSORP plan documents are likewise reflected in the December 31, 2010 SEC disclosure tables.

5)	The Prior Plan Offset benefit payable as of age 62 for Mr. Milzcik is an estimated benefit. The Prior Plan Offset benefit as of age 62 for Mr. Burris is assumed to be zero.

6)	Internal Revenue Code Section 415 limits are not reflected for these calculations. Note that the limits would only affect the distribution of amounts between the qualified and non-qualified plans.

Discussion Concerning Pension Benefits Table

We provide benefits to our NEOs under the following four pension plans:

•	Salaried Retirement Income Plan (Qualified Plan);

•	Supplemental Executive Retirement Plan (SERP);

•	Retirement Benefit Equalization Plan (RBEP); and

•	Modified Supplemental Senior Officer Retirement Plan (MSSORP).

The Qualified Plan is a broad-based tax-qualified defined benefit pension plan. The SERP, the RBEP and MSSORP are non-tax-qualified supplemental executive retirement plans that provide more generous benefits than are available under the Qualified Plan to certain designated employees and senior level officers, including our NEOs.

Salaried Retirement Income Plan

The Qualified Plan is a defined benefit pension plan designed to provide income after retirement to eligible employees and their beneficiaries. All NEOs participate in the Qualified Plan.

Under the Qualified Plan, each eligible employee receives credit for benefit accrual and vesting purposes equal to the number of full months elapsed from the date the employee becomes a participant until the date the participant is no longer employed by the Company. The formula for benefit purposes ranges from 0.5 to 2.5% of a participant’s highest five consecutive years of covered compensation (which generally includes base salary). A participant is 100% vested after 5 years of service. Benefits are generally structured to be paid upon retirement.

The normal retirement date under the Qualified Plan is the first day of the month following (1) a participant’s 65th birthday or (2) if hired after age 60, the month the participant achieves 5 years of service. Participants are eligible for early retirement if they have completed 10 years of vesting service and have reached age 55. A participant whose employment terminates before they are eligible to retire on account of normal or early retirement but who has otherwise met the vesting requirements of the Qualified Plan is entitled to a deferred vested retirement benefit.

In 2006, the benefit formula for calculating benefits under the Qualified Plan was changed for credited service earned on and after January 1, 2007. The following table shows the calculation of the basic retirement benefit for credited service earned as of December 31, 2006 under the prior formula, and for credited service earned on and after January 1, 2007:

	Benefit Accrual Rate
	For Credited Service Earned as of 12/31/2006	For Credited Service Earned on and after 1/1/2007
Final Average Earnings up to Covered Compensation times Credited Service up to 25 years times	1.85%	1.5%
Plus
Final Average Earnings above Covered Compensation times Credited Service up to 25 years times	2.45%	2.0%
Plus
Final Average Earnings times Credited Service over 25 years times	0.5%	0.5%

“Final Average Earnings” is the average of a participant’s highest five consecutive years’ compensation within the 10 years before retirement or termination of employment with the Company. Compensation includes all earnings paid to the participant as reported to the Internal Revenue Service on the participant’s Form W-2, but excludes overtime pay, bonuses, director’s fees, reimbursed expenses and any other additional form of earnings, including contributions made to or under any other form of benefit plan (e.g., a 401(k) or profit sharing plan). The 2010 qualified plan compensation limit is $245,000.

“Covered Compensation” is the average annual earnings used to calculate a participant’s Social Security benefit. Covered Compensation is based on the year in which a participant reaches his or her Social Security retirement age. It assumes that the participant will earn the maximum amount taxable by Social Security up to that time. Covered Compensation for a participant who reached age 65 and retired in 2010 was $60,000.

“Credited Service” is the total time a participant spends working at the Company that counts toward his or her pension benefit. Credited Service most often is the number of months the participant works for the Company.

The basic retirement benefit is reduced by the monthly amount of income payable to the participant attributable to employer contributions under any other tax-qualified defined benefit pension plan under which the participant receives credit for service which also constitutes credited service under the Qualified Plan.

The normal retirement benefit of a participant will be his or her basic retirement benefit as determined above multiplied by 100% (minus any percentage attributable to the cost of a pre-retirement survivor annuity, if applicable) and multiplied by (a) the actuarial equivalent factor of the normal form of benefit for the participant or (b) the actuarial equivalent factor of any optional form of retirement benefit provided for under the Qualified Plan that the participant elects to receive instead of the normal form. Optional forms of benefit include Contingent Annuity of 25%, 50%, 75% or 100%, 120 Months Certain and Life Option, Level Income Option, and Level Income and Contingent Annuity Option.

Supplemental Executive Retirement Plan

The SERP provides supplemental pension benefits to select employees and certain officers of the Company, including the following NEOs: Messrs. Milzcik, Stephens, Burris, Dempsey, and Ms. Toussaint. The benefit payable under the SERP is a monthly supplemental annuity equal to (a) minus (b), where:

(a)	equals the sum of: (i) the monthly retirement income payable to the participant if he or she elected a straight life annuity under the Qualified Plan, and (ii) if the participant is also a participant in the MSSORP, the monthly retirement income payable to the participant if he or she elected a straight life annuity under the MSSORP; or if the participant is also a participant in the RBEP, the monthly retirement income payable to the participant if he or she elected a straight life annuity under the RBEP; and

(b)	equals the sum of: (i) the monthly pension benefits to which the participant is entitled pursuant to the Qualified Plan were he or she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the participant in fact elects the 50% contingent pensioner form of annuity under the Qualified Plan, and (ii) if the participant is also a participant in the MSSORP or RBEP, the monthly pension benefits to which the participant is entitled pursuant to the MSSORP or RBEP, as applicable, were he or she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the participant in fact elects the 50% contingent pensioner form of annuity under the MSSORP or RBEP.

The SERP takes into account base salary for purposes of determining the benefits accrued under the plan. For purposes of the SERP, a contingent pensioner is a person who will receive annuity payments under the Qualified Plan after the death of the applicable participant.

Retirement Benefit Equalization Plan

The RBEP provides supplemental benefits for participants in the Qualified Plan whose benefits are limited by the statute or the Code. For example, the Section 415 of the Internal Revenue Code limit (i.e. the annual contribution limit to a defined contribution plan, currently $49,000 and the annual benefits payable from defined benefit plans, currently $195,000) and the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, currently $245,000). All NEOs are eligible to participate in the RBEP. Generally, the RBEP is structured to pay the participants the difference between the benefits paid under the Qualified Plan and what the participant would have received but for the statutory limitations described in the Qualified Plan. The RBEP takes into account base salary for purposes of determining the benefits accrued under the plan.

Modified Supplemental Senior Officer Retirement Plan

The MSSORP provides supplemental retirement benefits to selected employees of the Company including the following NEOs: Messrs. Milzcik, Burris, and Dempsey. The MSSORP was closed to new participants on December 31, 2008 and replaced by the Deferred Compensation Plan.

The MSSORP provides certain early or normal retirement benefits to participants as follows. The normal retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)	equals 55% of the participant’s final average compensation multiplied by the ratio (not to exceed 1.0) of his or her credited service to 15;

(b)	equals the participant’s Qualified Plan benefit;

(c)	equals the participant’s Social Security benefit; and

(d)	equals the participant’s prior employer benefit.

The early retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c), and (d), where:

(a)	equals 55% of the participant’s final average compensation (which generally includes base salary and annual incentive compensation) multiplied by the ratio (not to exceed 1.0) of his or her credited service to the greater of 15 years or the credited service the participant would have completed had credited service continued to age 62 multiplied by a percentage factor (less than 100%) based on the participant’s age at the time that benefits commence;

(b)	equals the participant’s Qualified Plan benefit as of such date;

(c)	equals the participant’s Social Security benefit; and

(d)	equals the participant’s prior employer benefit multiplied by the same percentage factor based on the participant’s age used in the calculation of (a).

The MSSORP is structured to cover any gaps of coverage under the Qualified Plan, SERP and RBEP up to 55% of a participant’s final average compensation. This is because when an individual becomes eligible for the MSSORP a portion of the benefits are based on amounts earned and vested under the Qualified Plan, SERP and RBEP, which all vest prior to the MSSORP benefits.

“Final average compensation” has the same meaning as Final Average Earnings under the Qualified Plan except that “final average compensation” is not subject to the Internal Revenue Service qualified plan compensation limits. In addition, “final average compensation” includes bonuses. The “Qualified Plan benefit” is the annual pension benefit payable as a single life annuity upon the participant’s actual retirement date, excluding any portion of such annual pension benefit attributable to any period after, or any compensation earned after, the participant has a “separation from service” within the meaning of Internal Revenue Code Section 409A. “Social Security benefit” means the participant’s annual Social Security benefit. “Prior employer benefit” means any benefit paid or payable by any prior employer of the participant.

For participants who had both attained age 55 and completed 5 years of credited service as of January 1, 2009, distributions are made in the form of an annuity. For participants who had not both attained age 55 and completed 5 years of credited service as of January 1, 2009 (currently, all NEOs), distributions generally are made in 5 installments over a 4 year period following retirement; provided, however, that if the participant terminates employment before attaining age 55, the participant’s MSSORP benefit will be paid at the time and in the form of payment that applies under accrued benefit provisions of the RBEP.

Nonqualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax qualified by the Company’s NEOs in 2010:

Nonqualified Deferred Compensation Table for 2010

Name	Aggregate Beginning Balance in Last Fiscal Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Gregory F. Milzcik	$—	$—	$—	$—	$—	$—
President and Chief
Executive Officer

Christopher J. Stephens, Jr.	31,009	—	43,856	7,672	—	82,537
Senior Vice President,
Finance and Chief Financial Officer

Jerry W. Burris	—	—	—	—	—	—
Vice President, Barnes Group Inc. and President,
Precision Components

Patrick J. Dempsey	—	—	—	—	—	—
Vice President, Barnes Group Inc. and President,
Logistics and Manufacturing Services

Claudia S. Toussaint	—	—	—	—	—	—
Senior Vice President,
General Counsel and Secretary

The 2009 Deferred Compensation Plan (DC Plan) replaced the MSSORP which was closed to new participants as of December 31, 2008. Officers of the Company who are elected or appointed on or after January 1, 2009, are at the Board of Directors’ discretion, eligible to participate in the DC Plan. The following NEOs participate in the DC Plan: Mr. Stephens and Ms. Toussaint.

Under the DC Plan, employees are generally credited with an annual hypothetical contribution equal to 20% of any base salary and annual incentive compensation above the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, currently $245,000), subject to annual review and discretion by the Compensation Committee to reduce or discontinue such contributions.

Each participant in the DC Plan determines from the investment options available how his or her fund will be invested. The DC Plan provides most of the same investment options as the Barnes Group Retirement Savings Plan. There are no participant contributions to the DC Plan. Participants generally vest upon attaining the age of 55 and 10 years of service; provided that the Board of Directors may reduce the required years of service to 5 years for any given participant; and provided further that, for death and defined disabilities, vesting occurs if a participant is at least 55 with 5 years of service. Distributions under the DC Plan generally are made in 5 installments over a 4 year period. If, at separation from service or death, a participant has satisfied the age and service conditions for the payment of a benefit under the DC Plan, a benefit under the RBEP will not be paid to the participant. As of December 31, 2010 if Mr. Stephens does not vest in the DC Plan, the present value of his accumulated benefit under the Retirement Benefit Equalization Plan would be $30,375 and his Supplemental Executive Retirement Plan balance would increase by $3,185. As of December 31, 2010 if Ms. Toussaint does not vest in the DC Plan, the present value of her accumulated benefit under the Retirement Benefit Equalization Plan would be $7,426 and her Supplemental Executive Retirement Plan balance would increase by $420. The amount that the Company contributes under the DC Plan is also included in the “All Other Compensation” column of the Summary Compensation Table for Mr. Stephens. In 2010, Ms. Toussaint did not have eligible earnings from the Company above the compensation threshold disclosed above.

Termination Provisions of Employment and Severance Arrangements

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. The key provisions of those arrangements are described below, and then the values of potential payments that would be due if termination of employment or a change in control occurred on December 31, 2010 are set forth in the table following the description.

Employment Agreement with Mr. Milzcik

On December 13, 2006, we entered into an employment agreement with Mr. Milzcik which was effective as of October 19, 2006, the date he became the Company’s President and Chief Executive Officer, which was subsequently amended as of December 31, 2007 and December 31, 2008, and as of January 19, 2009 (collectively, the “employment agreement”). The employment agreement provides for Mr. Milzcik’s employment through October 19, 2013 and for automatic annual extensions and successive three-year terms unless either party provides 90 days prior written notice that the employment agreement will not be extended. In no event will his employment term extend beyond October 19 of the calendar year in which he attains 65. The terms of the employment agreement that relate to termination and change in control are described below.

If Mr. Milzcik’s employment is terminated by us other than for cause, death or disability, or by Mr. Milzcik for good reason, he will receive:

•	Two-year continuation of his salary as of the date of termination;

•	Two-year continuation of then provided welfare benefits (to the extent continuation is permitted under the Company’s plans);

•

All benefits, if any, he is entitled to under all of the Company’s programs (excluding severance pay or salary continuation programs) providing benefits after termination (“Accrued Post-Employment Benefits”);

•	The annual bonus for the prior completed fiscal year, if as of the termination date such annual bonus has not yet been paid;

•

The prorata portion of any annual bonus for the calendar year in which the termination occurs that would have been paid had his employment continued; provided that, in determining the amount of the bonus, the Compensation Committee maintains its rights under the bonus plan to exercise negative discretion in determining the amount of the bonus; and

•	Annual payment for two years following termination of an amount equal to his target bonus in effect for the year of termination.

In addition, (a) all outstanding options to purchase Common Stock held by Mr. Milzcik and granted on or after October 19, 2006 will continue to vest during the two-year period and will remain exercisable for the lesser of the term of the option and one year following the expiration of the two-year period, and (b) outstanding restricted stock units or performance shares or performance unit awards granted on or after October 19, 2006 will vest as of the date of such termination to the extent such awards would have vested in accordance with their regular vesting schedule if his employment had continued for the two-year period and, in the case of performance shares or units with performance periods beginning on or before January 1, 2009, as if the applicable performance goal had been achieved at the target; performance shares or performance unit awards with performance periods beginning after January 1, 2009 will vest if and when they would otherwise vest in accordance with the performance goals applicable to the awards.

In the event of a change in control, all outstanding stock options, restricted stock unit awards and performance share or performance unit awards then held by Mr. Milzcik that were granted on or after October 19, 2006 that are not then vested will immediately become vested and, in the case of performance shares or performance units, as if the applicable performance goals were achieved at the target level of performance. Mr. Milzcik’s rights and entitlements with respect to equity-based grants awarded prior to October 19, 2006 will be determined in accordance with the applicable award agreements.

Termination by us without cause or by Mr. Milzcik for good reason within two years after a change in control entitles him to the same severance arrangements as a normal severance without cause except his severance payments will be paid in a lump sum on the first day of the seventh month after the date of termination, he will receive a prorated bonus for the year of severance, and the bonus component of his severance benefit will be based on the higher of (i) the target bonus in the year of termination, or (ii) the average of the last three bonuses paid to him. Any termination or change in control payments to be made pursuant to the employment agreement may be delayed or deferred by us to comply with applicable laws, regulations and stock exchange rules, including Internal Revenue Code Section 409A. Any amounts deferred to comply with Section 409A shall bear interest for the period of the deferral at the applicable federal rate. In the event of a change in control transaction, the actual change in control of the Company is the triggering event.

For purposes of Mr. Milzcik’s employment agreement “good reason” termination generally includes a termination by Mr. Milzcik for: (i) a material, adverse change in title, position, duties, responsibilities or reporting relationships, (ii) a reduction in salary or failure to pay compensation, (iii) greater than a 50-mile change in the location of Company executive offices, (iv) the assignment of duties inconsistent with status as CEO, (v) the failure to follow procedures in a termination for “cause”, (vi) a notice by the Company that the employment term will not be extended, (vii) the Company does not nominate or use best efforts to have CEO re-elected to Board of Directors, or (viii) another material breach of the employment agreement.

If his employment is terminated by us for cause or by Mr. Milzcik other than for good reason, we will pay him his earned and unpaid salary and any Accrued Post-Employment Benefits as of the date of termination.

In the event of termination due to death or disability, we will pay Mr. Milzcik’s earned and unpaid salary and any Accrued Post-Employment Benefits as of the date of termination and provide him or his beneficiary, as applicable, the compensation and benefits made available generally to our executive officers in the event of death or disability under the terms and conditions of our applicable plans, policies, programs or arrangements applicable to executive officers.

Following termination of employment, Mr. Milzcik has agreed not to compete with the Company for two years, or solicit our customers for two years or our employees for three years, and to abide by confidentiality, non-disparagement and trade secrets covenants in perpetuity.

The multiples of salary and other benefits payable to Mr. Milzcik upon a termination event or a change in control as specified in his employment agreement are the result of negotiation between the Compensation Committee and Mr. Milzcik. In connection with the negotiations, the Compensation Committee was advised by its compensation consultant as to such terms provided to chief executive officers of similar ability and experience at comparable companies. In addition, the termination multiples of the components of compensation were generally the same as those contained in the employment agreement of the previous Chief Executive Officer of the Company. In agreeing to such terms on behalf of the Company, the Compensation Committee believed that such terms were in line with those provided to other such executives at comparable companies, and were consistent with the best interests of the Company’s stockholders as such terms constitute an appropriate and meaningful inducement for Mr. Milzcik to devote himself for the foreseeable future to the success of the Company. The Compensation Committee also believes that the Company’s change in control arrangements for Mr. Milzcik help assure that he will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if he might face possible termination of employment as a result of such a transaction.

To the extent that any payment or distribution to Mr. Milzcik is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, his employment agreement provides that total payments to Mr. Milzcik will be reduced (but not below zero) if and to the extent that a reduction in the total payments would result in Mr. Milzcik retaining a larger amount, on an after-tax basis, than if he received the entire amount of such payments. Mr. Milzcik does not receive a tax gross-up for any taxes as a result of golden parachute payments.

Severance Agreement

Other than Mr. Milzcik who is bound by his employment agreement, all of our NEOs are eligible for certain severance benefits in connection with a change in control or a separation from service following a change in control pursuant to the terms of a severance agreement. Generally, our severance agreements are based on the same form agreement. The term of each severance agreement is one year with an automatic annual extension commencing on each January 1, unless the Company or NEO provides written notice not later than September 30 of the preceding year of a determination not to extend the severance agreement. However, if a change in control occurs during the term of the severance agreement, the term will expire no earlier than 24 months after the month in which the change in control occurs. The Compensation Committee believes that the Company’s severance agreements for its NEOs help assure that the NEOs will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if they might face possible termination of employment as a result of such a transaction.

All rights of Mr. Milzcik upon a change in control are governed exclusively by his employment agreement (and not his severance agreement), except that his rights with respect to any equity-based grants made before October 19, 2006, the date of his promotion, are governed by the plans under which such grants were made and the grant agreements.

The severance agreements provide, among other things, that upon the occurrence of a change in control, NEOs are entitled to a cash payment equal to a prorated target annual bonus for the year in which the change in control occurs which will be credited against any annual bonus or incentive award that each NEO is otherwise entitled to receive with respect to such year. Also, upon the occurrence of a change in control, each NEO will become fully vested in all options and other stock-based awards granted up through the 2010 fiscal year.

In addition, if, following a change in control and during the applicable term of the severance agreement, an NEO’s employment is involuntarily terminated other than for cause or if the NEO voluntarily terminates employment for good reason, then each NEO is entitled to certain severance payments and benefits conditioned upon executing an applicable release. These payments and benefits generally consist of the following:

•

An amount equal to two times the most recent base salary and two times the highest of (i) the annualized average bonus for up to three years prior (or such annualized year if applicable) to the (a) separation from service; or (b) change in control; or (ii) the target bonus for the year in which the separation from service occurs;

•	Cash payment equal to a prorated target bonus for the year in which the separation from service occurs (less any prorata bonus previously paid for the same period);

•

Twenty-four months of additional age credit, benefit accruals and vesting credit under the Company’s non-qualified and qualified retirement plans, with the resulting benefits payable either at the times provided by such plans or in an actuarially equivalent lump sum on March 1 of the year following the year in which the date of termination occurs;

•

lump sum amount equal to 24 multiplied by the NEOs average monthly perquisite allowance (as in effect prior to the date of termination or, if higher, prior to the change in control), and 24 months of continued financial planning assistance at the Company’s expense; and

•

24 months continued participation in any welfare plans of the Company (including medical, dental, death, disability, and the Company’s Senior Executive Enhanced Life Insurance Program, if applicable) in which the NEO was participating at the time of termination of employment or change in control; and

•	an additional payment each month during the 24 month period to gross up the NEO for all taxes due on the medical and dental benefits payable under the severance agreement.

For purposes of the severance agreements “good reason” generally includes a termination by an NEO, subject to an applicable cure period, for: (i) the assignment of any duties materially inconsistent with the NEOs status as an executive officer or a material adverse alteration in the nature or status of the NEOs responsibilities from such responsibilities in effect prior to the change in control, (ii) a reduction in the annual base salary of more than 5% or $20,000, (iii) greater than a 50-mile change in the location of Company executive offices, and (iv) the failure to follow procedures in a termination for “cause.”

If, during the term of the severance agreement following a change in control, the Company disputes that an NEOs employment has been involuntarily terminated other than for cause or that the NEO terminated employment for good reason when, in fact that was the case, the Company may be obligated under the severance agreement to continue to pay the executive salary, bonus, benefits and perquisites as described above for the balance of the term of the severance agreement, in addition to the payments and benefits described above.

If an NEO becomes entitled to health, welfare, pension and other benefits of the same type as referred to above during the 24-month period following employment termination, the Company will stop providing these benefits and the NEO may be obligated to repay a portion of any benefits that were previously paid as set forth above in a lump sum.

The severance agreement also provides that, if any payment or benefit would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the severance payments and benefits to the executive will be reduced if and to the extent that reducing the payments and benefits would result in the executive’s retaining a larger amount, on an after-tax basis, than if he received the entire amount of such payments and benefits and paid the applicable excise tax (i.e. the Company does not provide a tax gross-up for any excise taxes as a result of change in control benefits).

Except in the case of Mr. Milzcik, whose rights in the event of a change in control are generally governed by his employment agreement, the severance (change in control) agreement supersedes any other agreements and plans that apply in the event that the executive’s employment with us is terminated following a change in control without cause or by the executive for good reason. The superseded agreements would include the Barnes Group Inc. Executive Separation Pay Plan described below.

Barnes Group Inc. Executive Separation Pay Plan

During 2010, Messrs. Burris, Dempsey and Stephens and Ms. Toussaint were each covered by the Executive Separation Pay Plan. Mr. Milzcik’s employment agreement, which is summarized above, supersedes the Executive Separation Pay Plan with respect to the payments and benefits he would be entitled to receive upon termination from the Company. The Executive Separation Pay Plan provides for severance payments and benefits to an eligible executive who experiences an involuntary separation from service without cause provided that, after December 31, 2008, such separation is not covered by a severance agreement. No payments or benefits are made to an executive whose employment is terminated due to misconduct of any type, including, but not limited to, violation of Company rules or policies or any activity which results in conviction of a felony or if the employment termination is a result of the sale of a business unit of the Company and the employee is offered employment by the purchaser within 30 days after the closing of the sale, in a comparable position and for substantially equivalent compensation and benefits as before the sale.

Pursuant to the Executive Separation Pay Plan, a terminated eligible NEO is entitled to minimum severance of one month’s base salary or the amount of accrued vacation pay, whichever is greater. In order to receive the higher severance benefit of 12 months salary continuation plus accrued vacation pay, the eligible NEO must execute a release of claims acceptable to us. The salary portion is to be paid on regular payroll dates but payments may be delayed until six months after separation from service if necessary to comply with Internal Revenue Code Section 409A. The vacation pay portion is to be paid in a lump sum. During the severance period, benefits will continue to be provided pursuant to medical, dental, group life, supplemental life, dependent life, flexible benefit and accidental death and dismemberment insurance and long-term disability plans and after December 31, 2008, the Senior Executive Enhanced Life Insurance Program or Enhanced Life Insurance Program will be continued for NEOs who had not yet attained age 55 and completed at least 10 years of service. The Executive Separation Pay Plan was amended as of January 1, 2011 to remove coverage for group life, supplemental life, dependant life, and accidental death and dismemberment insurance following termination and eliminate eligibility for short term and long-term disability for individuals who become disabled while receiving severance payments.

Retirement Plans

The amount and form of pension benefits that would be paid upon a qualifying retirement under our Qualified Plan, the SERP, the RBEP and the MSSORP are disclosed in the Pension Table above and in the discussion that accompanies that table. Any additional retirement benefits that would be payable in the event of termination of employment or a change in control are shown in the “Potential Payments Upon Termination or Change in Control” table set forth below.

Stock Options

The following is a discussion of the standard terms of stock options with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person. Special provisions that apply to Mr. Milzcik’s stock options are described above under “Termination Provisions of Mr. Milzcik’s Employment Agreement.”

If the holder’s employment terminates other than by reason of death, disability or retirement or for cause, (i) the portion of the stock options that are exercisable as of the date of termination will terminate; provided, however, if the employee is terminated by the Company without cause, the stock options that were exercisable as of the date of termination will remain exercisable for one year from the date of termination and (ii) the portion of the stock options that have not become exercisable will be forfeited. If the holder’s employment terminates due to death or disability, the portion of the stock options that are not exercisable will immediately become exercisable and the stock options will be exercisable for a year after the termination date. If the holder’s employment terminates by reason of retirement at the age of 62 or later with a minimum of five years of service, the portion of the stock options that are not yet exercisable on the retirement date will continue to become exercisable for up to one year after the date of retirement so long as the holder executes a covenant not to compete, and up to five years if the holder also executes a release of claims. If the holder’s employment is terminated for cause, all outstanding stock options will terminate. Upon a change in control, all stock options granted through 2010 will vest.

Restricted Stock Unit Awards

The following is a discussion of the standard terms of restricted stock units with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person. Special provisions that apply to Mr. Milzcik’s restricted stock unit awards are described above under “Termination Provisions of Mr. Milzcik’s Employment Agreement.”

If the holder’s employment terminates, other than due to death or disability or retirement, the unvested portion of the award terminates. If the holder’s employment is terminated due to death or disability, the unvested portion of the award vests in full, except in the case of awards granted before 2005, which vest on a prorata basis. If the holder’s employment terminates by reason of retirement, the unvested portion of the award may continue to vest if the holder executes a covenant not to compete and release of claims. If the holder’s employment is terminated for cause, the unvested portion of the award terminates. If there is a change in control, any unvested restricted stock units granted through 2010 will become vested.

Performance Share Awards

The following is a discussion of the standard terms of performance share awards with respect to the various types of termination of employment and in the event of a change in control, although these terms may vary by agreement and by person. Special provisions that apply to Mr. Milzcik’s performance share awards are described above under “Termination Provisions of Mr. Milzcik’s Employment Agreement.”

If a holder’s employment terminates due to death or disability prior to the end of the performance year, then the holder earns for the performance year in which the termination occurs the number of awards that would have been earned in the year as if the holder were employed through the end of the performance year, except if there is a change in control in that year in which case the maximum number (or in the case of the 2006 and subsequent awards, the target number, representing 80% of the maximum number) that could be earned in that year will be earned. If a holder’s employment terminates for any other reason, then all awards not earned as of the termination date terminate.

If there is a change in control before the last day of the award period, the target number of performance share awards granted through 2010 will be deemed earned immediately.

Performance Unit Awards

In the event of a change in control of the Company, performance unit awards will be deemed to be earned. In the event of a voluntary termination, involuntary termination with or without cause or a qualified retirement prior to the end of the year, the holder forfeits all unearned performance unit awards. In the event of termination due to death or disability prior to the end of the year, any performance unit awards earned in the year of such termination shall be paid and the reminder shall be forfeited.

Performance-Linked Bonus Plan for Selected Executive Officers

Participants in the Performance-Linked Bonus Plan for Selected Executive Officers for any year whose employment is involuntarily terminated by the Company other than for cause on or after November 1 and before awards are paid for such year are eligible to receive prorated awards for such year based on actual performance, as are participants who retire, die or become permanently disabled before awards are paid for such year. A participant whose employment terminates for any other reason before awards are paid for a year is not eligible to receive an award.

Potential Payments Upon Termination or Change in Control 1

The amount of incremental compensation payable to each NEO if termination of employment or a change in control occurs, assuming a December 31, 2010 triggering event, is listed in the table below:

G. Milzcik	Voluntary Termination($)[7]	For Cause Termination($)[8]	Without Cause/ Good Reason Termination($)[9]	Death($)[10]	Disability($)[10,11]	Change in Control($)[12]	Change in Control With Termination($)[12]	Retirement($)[13]
Cash Compensation/ Severance	—	—	$4,682,223	$1,619,723	$1,619,723	—	$4,682,223	—
Additional Retirement Benefits[2]	—	—		—	—	—	—	—
Continuation of Other Benefits[3]	—	—	$20,608	—	—	—	$244,095	—
Stock options[4]	—	—	$2,322,897	$2,322,897	$2,322,897	$2,322,897	$2,322,897	—
Restricted Stock Units[5]	—	—	$2,406,319	$3,482,606	$3,482,606	$3,482,606	$3,482,606	—
Performance Share Awards[6]	—	—	—	—	—	—	—	—
Performance Unit Award[6]	—	—	$818,532	—	—	$1,244,334	$1,244,334	—

TOTAL	$—	$—	$10,250,580	$7,425,225	$7,425,225	$7,049,836	$11,976,155	$—

C. Stephens, Jr.	Voluntary Termination($)[7]	For Cause Termination($)[8]	Without Cause/ Good Reason Termination($)[9]	Death($)[10]	Disability($)10,[11]	Change in Control($)[12]	Change in Control With Termination($)[12]	Retirement($)[13]
Cash Compensation/ Severance	—	—	$929,375	$513,375	$513,375	—	$1,557,775	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$98,737	—
Continuation of Other Benefits[3]	—	—	$43,755	—	—	—	$142,911	—
Stock options[4]	—	—	—	$274,733	$274,733	$274,733	$274,733	—
Restricted Stock Units[5]	—	—	—	$465,075	$465,075	$465,075	$465,075	—
Performance Share Awards[6]	—	—	—	—	—	—	—	—
Performance Unit Award[6]	—	—	—	—	—	$161,908	$161,908	—

TOTAL	$—	$—	$973,130	$1,253,183	$1,253,183	$901,716	$2,701,139	$—

J. Burris	Voluntary Termination($)[7]	For Cause Termination($)[8]	Without Cause/ Good Reason Termination($)[9]	Death($)[10]	Disability($)10,[11]	Change in Control($)[12]	Change in Control With Termination($)[12]	Retirement($)[13]
Cash Compensation/ Severance	—	—	$995,738	$579,738	$579,738	—	$1,827,738	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$73,235	—
Continuation of Other Benefits[3]	—	—	$43,433	—	—	—	$141,366	—
Stock options[4]	—	—	—	$395,420	$395,420	$395,420	$395,420	—
Restricted Stock Units[5]	—	—	—	$1,235,177	$1,235,177	$1,235,177	$1,235,177	—
Performance Share Awards[6]	—	—	—	—	—	—	—	—
Performance Unit Award[6]	—	—	—	—	—	$346,533	$346,533	—

TOTAL	$—	$—	$1,039,171	$2,210,335	$2,210,335	$1,977,129	$4,019,468	$—

P. Dempsey	Voluntary Termination($)[7]	For Cause Termination($)[8]	Without Cause/ Good Reason Termination($)[9]	Death($)[10]	Disability($)10,[11]	Change in Control($)[12]	Change in Control With Termination($)[12]	Retirement($)[13]
Cash Compensation/ Severance	—	—	$629,668	$213,668	$213,668	—	$1,461,668	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$84,694	—
Continuation of Other Benefits[3]	—	—	$38,565	—	—	—	$134,329	—
Stock options[4]	—	—	—	$395,420	$395,420	$395,420	$395,420	—
Restricted Stock Units[5]	—	—	—	$1,123,022	$1,123,022	$1,123,022	$1,123,022	—
Performance Share Awards[6]	—	—	—	—	—	—	—	—
Performance Unit Award[6]	—	—	—	—	—	$346,533	$346,533	—

TOTAL	$—	$—	$668,233	$1,732,109	$1,732,109	$1,864,974	$3,545,665	$—

C. Toussaint	Voluntary Termination($)[7]	For Cause Termination($)[8]	Without Cause/ Good Reason Termination($)[9]	Death($)[10]	Disability($)10,[11]	Change in Control($)[12]	Change in Control With Termination($)[12]	Retirement($)[13]
Cash Compensation/ Severance	—	—	$607,823	$262,823	$262,823	—	$1,263,323	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$11,025	—
Continuation of Other Benefits[3]	—	—	$43,909	—	—	—	$146,961	—
Stock options[4]	—	—	—	—	—	—	—	—
Restricted Stock Units[5]	—	—	—	$279,045	$279,045	$279,045	$279,045	—
Performance Share Awards[6]	—	—	—	—	—	$82,680	$82,680	—
Performance Unit Award[6]	—	—	—	—	—	—	—	—

TOTAL	$—	$—	$651,732	$541,868	$541,868	$361,725	$1,783,034	$—

Notes to the above table:

[1]

Value of equity awards vesting upon a change in control, death or disability are equal to the grant’s intrinsic value as of December 31, 2010 based on the closing market price of $20.67. Equity awards (including reload options) and non-equity incentive plan compensation that was fully vested by their terms as of December 31, 2010 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal-Year End” Table.

[2]

The value of these benefits is based upon provisions of the change in control severance agreements with our NEOs whereby the executives are entitled to the value of additional retirement benefits that would have been earned had they continued employment for two additional years after employment termination. Note that Mr. Milzcik does not have a similar provision in his agreement.

[3]

The value of these benefits is based upon provisions of Mr. Milzcik’s employment agreement, the Executive Separation Pay Plan, and the change in control severance agreements with our NEOs whereby the executives are entitled to continued participation in the Company’s welfare and fringe benefit plans for 12 or 24 months upon covered terminations of employment. Although continued participation may cease to the extent the NEO subsequently has coverage elsewhere, the numbers set forth in the table above reflect an estimate of coverage for the maximum applicable time period.

[4]

Amounts reflect the difference between the exercise price of the option and the closing market price of $20.67 as of December 31, 2010. Options with a strike price greater than $20.67 are shown as $0. Equity awards (including reload options) that were fully vested by their terms as of December 31, 2010 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at End of 2010” Table.

[5]

Amounts reflect the market value of the shares underlying the awards as of December 31, 2010 at the closing market price of $20.67 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2010.

[6]

Amounts reflect the market value of the shares underlying the awards as of December 31, 2010 at the closing market price of $20.67 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2010.

[7]

Relative to the Cash Compensation/Severance row of the table, no additional payment is due under the Performance-Linked Bonus Plan; participants must be employed on the date of payment to receive an award; so no award is payable.

[8]

Relative to the Cash Compensation/Severance row of the table, the Executive Separation Pay Plan stipulates no separation benefits are due if executive is terminated for misconduct. Under the Performance-Linked Bonus Plan, the officer generally must be employed on the date of payment to receive an award. A retirement-eligible officer also gets no Performance-Linked bonus if terminated for Cause.

[9]

The amount in the Cash Compensation/Severance row of the table equals one year’s salary for all executives other than Mr. Milzcik. For Mr. Milzcik, the amount includes a payment of two-time base salary and target bonus for the year of termination. Under the Performance-Linked Bonus Plan, an officer terminated other than for cause after October 31, 2010 is entitled to a pro-rated award, which is also included. In the case of termination without cause or for good reason, Mr. Milzcik is entitled to his performance share awards for periods beginning after January 1, 2010 only to the extent that performance objectives are actually met. The amount shown in the table are based on performance at target levels for 2011 and future years.

[10]

Relative to the Cash Compensation/Severance row of the table, no additional salary is due upon death or disability. But, under the Performance-Linked Bonus Plan, participant would be entitled to a prorated award for a death or disability on December 31, 2010. Participants’ beneficiaries would also be entitled to life insurance benefits as well as certain pension plan death benefits not shown on this table. Equity awards (other than performance shares) vest at date of death. No incremental value is shown for death because the table assumes death occurred on the last day of the year; the awards would then have already been earned.

[11]

Participants would be able to receive short-term disability and long–term disability payments available to all salaried employees which amounts are not shown in the table above. Participants would also accrue service under some of the pension plans during a period of disability. Equity awards (other than performance shares) vest upon the occurrence of a qualifying disability event. No incremental value is shown for disability because the table assumes disability occurred on the last day of the year; the awards would then have already been earned.

[12]

Executives are entitled to a pro-rated target bonus upon a change in control. This is netted against the amount paid for termination following a change in control when such termination occurs in the same year. The table reflects a December 31, 2010 event. Since a portion of the 2010 bonus is earned as of December 31, 2010, the Cash Compensation/Severance row includes the excess (if any) of the full-year target bonus over the amount actually awarded for the year. Pro-rated bonus is based on the greater of his target bonus or his 3-year average bonus for Mr. Milzcik, and target for the other NEOs. Agreements separately provide for a bonus component of the severance benefit. For all NEOs, this is based on 3-year average bonus for post-change in control termination, rather than the target bonus if this is more favorable. The severance benefits shown for Mr. Stephens for a post-change in control termination have been reduced by $203,600 to the largest after-tax payment.

[13]

Equity awards only allow for retirement treatment if an officer retires at or after attaining age 62 with at least five years of service. No amounts are shown in this column as none of the NEOs was eligible to retire on December 31, 2010.

Director Compensation in 2010

As part of its regular review of the amounts of the annual retainer, meeting fees (including amounts paid to Committee chairs), stock awards and total compensation to be paid to the Company’s non-employee directors, the Corporate Governance Committee periodically obtains competitive market data from the Compensation Committee’s compensation consultant as to the amounts of each such element of compensation paid to non-employee directors. Based on this data and its judgment as to where the Company’s non-employee directors should be positioned to ensure appropriate compensation and to attract and retain quality directors, the Corporate Governance Committee submits its recommendations to the Compensation Committee and the Board of Directors. The Compensation Committee evaluates the Corporate Governance Committee’s recommendations, makes such refinements, if any, as it determines are appropriate and then makes its recommendation to the full Board of Directors for its consideration and approval (with any changes it determines are appropriate).

The current annual retainer for non-employee directors is $45,000 plus meeting fees and the following additional retainers: Audit Committee Chair, $12,000; Compensation and Management Development Committee Chair, $12,000; Corporate Governance Committee Chair, $5,000 (increased from $2,500 effective July 1, 2010); Finance Committee Chair, $5,000 (increased from $2,500 effective July 1, 2010); and Executive Committee Chair, $2,500.

For each meeting attended, we pay our non-employee directors the following fees: $1,500 for in-person board and committee meeting attendance and $1,000 for telephonic board and committee meeting attendance. Directors receive a fee of $1,500 per day per meeting if they attend meetings of the senior managers of the Company. In addition, directors may from time to time earn fees in similar amounts for serving on or chairing ad hoc or special committees of the Board of Directors and may receive compensation in connection with specific projects undertaken for the Board of Directors, such as interviewing prospective senior officer candidates. The directors do not receive a fee for actions in writing. Directors are also eligible for other benefits, including life insurance, accidental death and dismemberment insurance, business travel accident insurance, and matching charitable gifts.

On February 8, 2010, each of the then serving non-employee directors received a grant of 4,913 restricted stock units, 50% of which vested on February 8, 2011, and the balance of which will vest on February 8, 2012. Mr. McClellan received a grant of 2,674 restricted stock units upon joining the Board of Directors, 100% of which will vest on May 7, 2013. Vesting of these restricted stock units accelerates in full in the event of a change in control or in the event the holder retires before the second anniversary of the grant date and after attaining age 72; provided, in the case of retirement, the director executes a covenant not to compete and a release of claims. Vesting also accelerates in full if the director’s service terminates as a result of death or disability. Dividend equivalents equal to the dividend per share will be paid on each of these restricted stock units on each dividend payment date.

Pursuant to the Non-Employee Director Deferred Stock Plan, as amended and restated, which is referred to as the “Non-Employee Director Deferred Stock Plan,” each non-employee director who joined the Board of Directors prior to December 15, 2005 was granted at the time he or she first joined the Board the right to receive 12,000 shares of Common Stock when his or her membership on the Board of Directors terminates or, if sooner, when a change in control occurs. The plan also provides for the payment of dividend equivalents equal to one dividend per share for each dividend payment date.1 Only Messrs. Alden, Barnes, Benanav, Bristow, Carpenter and Ms. Mangum are eligible for the Non-Employee Director Deferred Stock Plan. The Board of Directors determined on December 15, 2005 to freeze the plan so that no further grants would be given pursuant to the Non-Employee Director Deferred Stock Plan. The Board of Director’s current policy is to grant new directors $50,000 of share value in restricted stock units at the time the director joins the Board of Directors which vests three years after the grant date.

Pursuant to the Directors’ Deferred Compensation Plan, as amended and restated, each non-employee director may defer all or a portion of his or her Board retainer and meeting fees, and/or the dividend equivalents paid under the Non-Employee Director Deferred Stock Plan. Directors may elect to credit such deferred compensation to a cash account, a phantom stock account, or a combination of the foregoing.

The Corporate Governance Committee annually reviews the compensation of the Company’s Chairman of the Board. Since July 1, 2005, and continuing in 2010, Mr. Barnes received an annual base salary of $265,000 for performing his duties as Chairman of the Board and for performing various other duties as a non-executive employee of the Company, including working with the executive officers of the Company to develop relationships with possible strategic partners, engaging in various operational corporate activities when requested, chairing Barnes Group Foundation, Inc., and maintaining an active role in community affairs in the Bristol and Hartford, Connecticut areas. Mr. Barnes received the same restricted stock unit grant that the non-employee directors received on February 8, 2010.

[1]	Mr. Barnes became a participant in the plan when it was initially adopted in 1987. He became an employee in 1993 and continues to participate in the plan.

Director Compensation Table

The following table sets forth the aggregate amounts of compensation information for the year ended December 31, 2010 for non-executive directors.

Name	Year	Fees Earned or Paid in Cash	Stock Awards[1]	Option Awards[2]	Changes in Pension Value and Nonqualified Deferred Compensation Earnings[3,4]	All Other Compensation[5]	Total
Thomas O. Barnes	2010	$—	74,997	$—	$247,428	$388,850	$711,275
Gary G. Benanav	2010	92,595	74,997	—	—	5,109	172,701
Mylle H. Mangum	2010	92,000	74,997	—	—	3,331	170,328
John W. Alden	2010	82,750	74,997	—	—	5,270	163,017
William S. Bristow, Jr.	2010	69,000	74,997	—	—	674	144,671
George T. Carpenter	2010	71,120	74,997	—	—	654	146,771
Frank E. Grzelecki	2010	29,227	74,997	—	—	551	104,775
William J. Morgan	2010	81,655	74,997	—	—	5,132	161,784
Thomas J. Albani	2010	74,000	74,997	—	—	5,998	154,995
Hassell H. McClellan	2010	48,653	50,004	—	—	515	99,172

Notes to the above table:

[1]	Stock Awards represent the aggregate grant date fair value of restricted stock units granted to directors under the Barnes Group Inc. Stock and Incentive Award Plan.

[a]

Stock awards outstanding at December 31, 2010 were 19,860 for Messrs. Barnes, Benanav, Alden, Bristow, and Carpenter and Ms. Mangum, 7,860 for Mr. Morgan, 11,782 for Mr. Albani and 2,674 for Mr. McClellan.

[2]	Option Awards outstanding at December 31, 2010 were 20,000 for Mr. Benanav, 10,000 for each of Messrs. Barnes, Bristow, and Carpenter and 5,000 for Ms. Mangum.

[3]

At December 31, 2010, the Change in Pension Value and Nonqualified Deferred Compensation Earnings for Mr. Barnes relates to the Company’s Salaried Retirement Income Plan (the “Qualified Plan”), the Supplemental Executive Retirement Plan (“SERP”) and the Modified Supplemental Senior Officer Retirement Plan (“MSSORP”). The change in the pension value for the Qualified Plan, SERP, and SSORP was $196,907, $26,503, and $24,018, respectively. Distributions for Mr. Barnes will be made in the form of an annuity.

[4]

Mr. Benanav participates in the Barnes Group Inc. Directors’ Deferred Compensation Plan, as amended and restated. Interest is credited each quarter, on the amount of deferred director fees and dividends, based upon the rate of interest for prime commercial loans on the first business day of each quarter. Any preferential amount would be determined by calculating the difference between the actual interest credited to Mr. Benanav and the interest that would have been earned using 120% of a ten-year Treasury bill rate. During 2010, there was no preferential interest earned and the aggregate balance of this deferred compensation at December 31, 2010 was $896,049.

[5]	The compensation represented by the amounts for 2010 set forth in the All Other Compensation column for the directors is detailed in the following table:

Name	Year	Taxes Paid on All Other Compensation[a]	Life Insurance Premium[b]	Perquisite Allowance[c]	All Other Perquisites[d]	Salary[e]	Other[f]	Total
Thomas O. Barnes	2010	$33,158	$53,158	$25,000	$7,021	$265,000	$5,513	$388,850
Gary G. Benanav	2010	—	—		—	—	5,109	5,109
Mylle H. Mangum	2010	—	—		—	—	3,331	3,331
John W. Alden	2010	—	—		—	—	5,270	5,270
William S. Bristow, Jr.	2010	—	—		—	—	674	674
George T. Carpenter	2010	—	—		—	—	654	654
Frank E. Grzelecki	2010	—	—		—	—	551	551
William J. Morgan	2010	—	—		—	—	5,132	5,132
Thomas J. Albani	2010	—	—		—	—	5,998	5,998
Hassell H. McClellan	2010	—	—		—		515	515

Notes to the above table:

[a]	Taxes paid on All Other Compensation were based on the maximum tax rates of the director’s jurisdiction.

[b]

The life insurance premiums represent $38,789 for premiums paid on behalf of Mr. Barnes under the SEELIP, on the same terms and conditions applicable to our NEOs and $14,369 of income related to a split dollar life insurance policy. The compensation associated with the split dollar agreement was calculated by determining Mr. Barnes’ current share in the policy and multiplying it by an estimated term life insurance rate based upon certain factors, such as the age of the insured and the death benefit of the policy.

[c]

Payments made to Mr. Barnes for the annual cash perquisite allowance which is payable in monthly installments. This allowance became effective October 1, 2008 to replace a prior company car program and payments made for club memberships and cell phone expenses.

[d]

Included in Perquisites are payments made for financial planning and tax preparation services, Company-paid travel and activities by Mr. Barnes’ spouse on business trips, and gifts provided in connection with corporate functions.

[e]	Mr. Barnes received $265,000 in an annual salary as an employee of the Company in 2010.

[f]

Included in Other are matching contributions made by the Company under the Retirement Savings Plan for Mr. Barnes, taxes paid on All Other Compensation for Messrs. Benanav, Alden, Bristow, Carpenter, Grzelecki, Morgan, Albani, and McClellan and Ms. Mangum, life insurance premiums paid by the Company for the benefit of Messrs. Benanav, Alden, Bristow, Carpenter, Grzelecki, Morgan, Albani, and McClellan and Ms. Mangum, Company-paid travel and activities by spouses on business trips for Messrs. Benanav, Alden, Grzelecki, Morgan, and Albani and Ms. Mangum, and gifts provided in connection with corporate functions for Messrs. Benanav, Alden, Bristow, Carpenter, Grzelecki, Morgan, Albani, McClellan and Ms. Mangum.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2010.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders:

1991 Barnes Group Stock Incentive Plan (1991 Plan)	142,053	$13.68		—

Barnes Group Inc. Employees Stock and Ownership Program (2000 Plan)	360,414	$11.87		—

Barnes Group Inc. Stock and Incentive Award Plan (2004 Plan), As Amended	4,284,945	$16.84	(1)	2,755,053

Employee Stock Purchase Plan (ESPP)	—	—		396,027

Non-Employee Director Deferred Stock Plan, As Further Amended	72,000	—		—

Total	4,859,412	$—		3,151,080

Notes to the above table:

[1]	Weighted-average exercise price excludes 571,601 shares for restricted stock awards with a zero exercise price.

RELATED PERSON TRANSACTIONS

Transactions with Related Persons

A brother of William S. Bristow, Jr., a director of the Company, has been employed by us in a non-executive position since July 1980. Mr. Bristow’s brother received approximately $134,115 in total compensation from us in 2010 and participates in our benefit programs generally available to substantially all similarly situated US-based employees.

Additionally, in 1999, the Company entered into collateral assignment split dollar life insurance agreements which replaced similar agreements that had been entered into in 1985 (collectively, “Agreements”), with our current Chairman of the Board and his sister. The insured under the policies is the father of our current Chairman of the Board. The beneficiaries under the policies are our current Chairman and his sister. The Agreements were entered into when our current Chairman’s father was the Company’s chief executive officer and chairman of the board, and they were customary at the time. Since 1985, the Company has paid an annual premium of approximately $49,500 for each policy as required under the Agreements. Upon termination of the Agreements or death of the insured, the Company is entitled to the greater of the aggregate premiums paid or the cash value of the policies. As of December 31, 2010, the death benefit of each policy was $2,801,100, the aggregate premiums paid by the Company for each policy was $1,287,980, and the cash value of each policy was $1,660,508.

Review, Approval or Ratification of Transactions with Related Persons

We have a written policy regarding related person transactions. The policy covers all related person transactions or series of similar transactions. All related person transactions are to be in the best interests of the Company and, unless different terms are specifically approved or ratified by the Corporate Governance Committee, must be on terms that are: (i) no less favorable to us than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances, or (ii) generally available to substantially all of our employees. Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all “material” related person transactions (those required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K) are presented to the Corporate Governance Committee for pre-approval or ratification in its discretion. Each director and executive officer is responsible for promptly notifying our General Counsel of any related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction.

For related person transactions that are not material, our General Counsel is to determine whether the transaction is in compliance with the policy. If a non-material related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel with respect to the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The individuals and institutions set forth below are the only persons known by us to be beneficial owners of more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership	Percent of Common Stock
Bank of America Corporation and Affiliates[1] 100 N. Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255	5,914,333	10.8%

Mr. Thomas O. Barnes[2] 123 Main Street Bristol, CT 06010	3,600,945	6.7%

Barnes Group Inc. Retirement Savings Plan[3] 123 Main Street Bristol, CT 06010	3,469,003	6.4%

Blackrock, Inc.[4] 55 East 52nd Street New York, NY 10055	3,473,504	6.3%

Wellington Management Company, LLP[5] 280 Congress Street Boston, MA 02210	3,401,846	6.2%

Allianz Global Investors Capital LLC[6] 600 West Broadway Suite 3400 San Diego, CA 92101	2,786,800	5.1%

Notes to the above table:

[1]

As of December 31, 2010, as reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Bank of America Corporation (“BoA”) had shared voting power with respect to 1,304,240 such shares and shared investment power with respect to 5,913,321 such shares; BoA affiliate Bank of America, N.A. had sole voting power with respect to 1,082,369 such shares, shared voting power with respect to 213,459 such shares, sole investment power with respect to 524,194 such shares, and shared voting power with respect to 5,379,736 such shares; BoA Banc of America Investment Advisors, Inc. had sole voting power and shared voting power with respect to 59,547 such shares; BoA affiliate U.S. Trust Company of Delaware had sole voting power and sole investment power with respect to 4,550 such shares; BoA affiliate Merrill Lynch, Pierre, Fenner & Smith, Inc. had sole voting power with respect to 8,412 such shares and sole investment power with respect to 9,391 such shares.

[2]

As of February 1, 2011, based on Company records, Mr. Barnes has sole voting and sole investment power with respect to 855,556 shares and sole voting and shared investment power with respect to 2,310,781 shares.

[3]

As of December 31, 2010, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 1, 2011, the Barnes Group Inc. Retirement Savings Plan had shared investment power with respect to 3,469,003 shares.

[4]

As of December 31, 2010, as reported on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2011, Blackrock, Inc., together with affiliates identified in the Schedule 13G had sole voting power and sole investment power with respect to an aggregate of 3,473,504 shares.

[5]

As of December 31, 2010, as reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Wellington Management Company, LLP had shared voting power with respect to 2,973,046 shares and shared investment power with respect to 3,401,846 shares.

[6]

As of December 31, 2010, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Allianz Global Investors Capital LLC (“AGIC”) has no voting or investment power with respect to such shares; NFJ Investment Group LLC, an affiliate of AGIC, had sole voting power with respect to 2,747,800 shares and sole investment power with respect to 2,786,000 shares.

Security Ownership of Directors and Executive Officers

Our directors, NEOs, and directors and officers as a group beneficially owned the number of shares of Common Stock, shown below. The information is as of February 1, 2011.

Name of Person or Group	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Thomas J. Albani	2,948	*
John W. Alden	40,797	*
Thomas O. Barnes	3,600,945	6.7%
Gary G. Benanav	66,831	*
William S. Bristow, Jr.	491,274	*
Jerry W. Burris	135,317	*
George T. Carpenter	176,514	*
Patrick J. Dempsey	235,534	*
Mylle H. Mangum	44,365	*
Hassell H. McClellan	0	*
Gregory F. Milzcik	859,659	1.6%
William J. Morgan	13,207	*
Christopher J. Stephens, Jr.	19,539	*
Claudia S. Toussaint	0	*
Current directors & executive officers as a group (18 persons)	5,991,540	10.9%

*	Less than 1% of Common Stock beneficially owned.

Note to the above table:

[1]	The named person or group has sole voting and investment power with respect to the shares listed in this column, except as set forth in this note.

Mr. Barnes has sole voting and sole investment power with respect to 885,556 shares and sole voting and shared investment power with respect to 2,310,781 shares. Of the shares of Common Stock owned by Mr. Barnes 111,906 are pledged. Included in Mr. Carpenter’s total are 131,353 shares held by corporations through which he has voting control. Of the shares of Common Stock owned by Mr. Carpenter 146,175 are pledged. Mr. Bristow has shared voting and shared investment power with respect to 30,418 shares which are held in trust which he has the power to revoke.

The shares listed for Messrs. Albani, Alden, Barnes, Benanav, Bristow, Burris, Carpenter, Dempsey, McClellan, Milzcik, Morgan and Stephens and Ms. Mangum and Ms. Toussaint and the directors and officers as a group include 0; 0; 10,000; 10,000; 10,000; 107,901; 10,000; 161,245; 0; 627,188; 0; 8,334; 5,000; 0; and 1,120,446 shares, respectively, which they have the right to acquire within 60 days after February 1, 2011. The shares listed for Messrs. Barnes, Burris, Dempsey, Milzcik and Stephens and the directors and officers as a group include 30,252; 3,564; 4,050; 14,273; 640 and 65,958 shares, respectively, over which they have shared investment power. These shares are held under the Company’s Retirement Savings Plan. The shares listed for Messrs. Alden, Barnes, Benanav, Bristow, Carpenter, and Ms. Mangum include 12,000 shares that each of them has the right to receive under the Non-Employee Director Deferred Stock Plan described above under the heading “Directors Compensation in 2010.”

The shares listed for Messrs. Burris, Dempsey, Milzcik and Stephens and Ms. Toussaint, and the directors and officers as a group do not include 46,352; 48,385; 135,300; 17,089; 15,496 and 322,406 shares of Common Stock, respectively, that the holders may have the right to receive on a future date (beyond 60 days from February 1, 2011) pursuant to restricted stock unit and performance share awards. The shares listed also do not include the following number of shares of Common Stock that the following directors may have the right to receive on a future date (beyond February 1, 2011) pursuant to restricted stock unit awards: 2,456 shares with respect to Messrs. Alden, Barnes, Benanav, Bristow, Carpenter, Morgan and Ms. Mangum; 6,378 shares with respect to Mr. Albani; and 2,674 shares of Common Stock with respect to Mr. McClellan.

The number of shares reported as beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act.

CORPORATE GOVERNANCE

Our Board of Directors and senior management devote considerable time and attention to corporate governance matters and we maintain a comprehensive set of policies and procedures to enable effective corporate governance. We have posted on our Internet website our Corporate Governance Guidelines, our Code of Business Ethics and Conduct, our Code of Ethics Applicable to Senior Executives and the charters of the Audit Committee, Compensation and Management Development Committee and Corporate Governance Committee. Our Internet website address is www.BGInc.com.

The Corporate Governance Committee reviews our Corporate Governance Guidelines on a regular basis and proposes modifications to the principles and other key governance practices from time to time.

Our corporate governance practices, policies and procedures include the following:

•	A stockholder rights plan policy as set forth in our Corporate Governance Guidelines;

•

A Finance Committee that is charged with reviewing and making recommendations to the Board of Directors on our capital structure, including dividend payments and share repurchases, and issuance of debt and equity securities;

•	A requirement set forth in our Corporate Governance Guidelines that our Directors attend director education programs and briefing sessions;

•	Annual evaluation processes for the Board of Directors and each of the standing committees;

•	A requirement set forth in our Corporation Governance Guidelines that a Director may not simultaneously serve on the audit committees of more than three public companies, including the Company;

•	A routine practice of regular executive sessions without management present at the meetings of the Board of Directors and each of the standing committees;

•	The use of a compensation consultant that does not provide services to the Company or management;

•	Our approach to executive compensation programs, including increasing emphasis on long-term performance-based equity compensation as further described beginning on page 27;

•	An executive compensation clawback policy implemented in late 2008 that applies to our CEO and certain other key officers, as discussed on page 30;

•	Long-standing stock ownership guidelines for non-management directors and for key employees, including all executive officers;

•	A policy applicable to all executive officers that requires Corporate Governance Committee approval before accepting outside board membership with for-profit entities; and

•	A compliance helpline through which employees and other interested parties may communicate with the Board of Directors or raise concerns.

•

Regular consideration of rotation of Committee chairs and members, with a view towards balancing the benefits derived from continuity against the benefit derived from diversity of experience and viewpoints. In 2010, all Committee chairs were rotated.

Director Independence

The Board of Directors adopted Corporate Governance Guidelines which set forth requirements to be met by each director in order to be an independent director. Pursuant to the Corporate Governance Guidelines, an “independent” director of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange, including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

a.	A director will not be independent if (i) the director is, or was within the preceding three years, employed by the Company; (ii) an immediate family member of the director is, or was within the preceding three years, employed by the Company as an “executive officer” (as such term is defined by the New York Stock Exchange) other than on an interim basis; (iii) the director or any immediate family member has received from the Company, during any 12 consecutive months within the preceding three years, more than $120,000 in direct compensation from the Company, other than compensation received by an immediate family member of a director for service as a non-executive employee of the Company and director and committee fees and deferred compensation for prior service, provided, that such deferred compensation is not contingent on continued service; (iv) the director is employed by the Company’s independent auditor; (v) an immediate family member of the director is employed by the Company’s independent auditor (I) as a partner or (II) otherwise as an employee who personally works on the Company’s audit; or (vi) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; or (vii) a Company executive officer is, or was within the preceding three years, on the board of directors of a company which, at the same time, employed the Company director or an immediate family member of the director as an executive officer.

b.	The following commercial and charitable relationships will not be considered material relationships that would impair a director’s independence: (i) if a Company director is an employee, or an immediate family member is an executive officer, of another company that does business with the Company and, within any of the last three fiscal years, the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company; (ii) if a Company director is an employee, or an immediate family member is an executive officer, of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the other company; and (iii) if a Company director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1% of such organization’s total annual charitable receipts, provided, that the amount of the Company’s contributions shall not include the matching of charitable contributions by Barnes Group Foundation, Inc. pursuant to the Matching Gifts Program.

The Board of Directors has determined that each of the eight non-employee directors is independent under the listing standards of the New York Stock Exchange and the above categorical standards. In the case of Mr. Benanav, the Board of Directors considered the commercial contract between the Company and Express Scripts, Inc., where Mr. Benanav serves as a director. The contract is for a pharmacy benefit program for the Company’s employees and is in the ordinary course of business. The Board of Directors determined that the relationship is not material.

Board Meetings and Committees; Annual Meeting Attendance; Ownership Guidelines

In 2010, the Board of Directors held eight scheduled meetings and two special meetings. Each incumbent director of the Company attended at least 95% of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served during 2010. All of the members of the Board of Directors attended the 2010 Annual Meeting of Stockholders. Our Corporate Governance Guidelines provide that directors are strongly encouraged to attend the annual meeting of stockholders and that the Board of Directors should generally have no fewer than six and no more than 12 directors. The Board of Directors currently has 10 directors. Following the 2011 Annual Meeting there will still be 10 directors. Each director is required to resign from the Board no later than the annual meeting of stockholders following his or her 72nd birthday. Each director is required to advise the Chairman of the Board of Directors of any change in his or her status, including without limitation, a change in employment or service on other boards of directors, or retirement from his or her principal occupation or another board of directors. Mr. Barnes, Chairman of the Board of Directors, is designated to preside at executive sessions of non-management members of the Board of Directors. Mr. Morgan, Chair of the Audit Committee, or his delegate director, is designated to preside at executive sessions of the independent directors.

Our Board of Directors established stock ownership guidelines for all of our non-executive directors of not less than five times the annual retainer payable to each director. A director must meet the ownership guideline by the fourth anniversary of the date he or she joined the Board of Directors. All of the non-executive directors who are on the Board have met the ownership guidelines, except Mr. Albani who joined the Board on October 22, 2008, and Mr. McClellan, who joined the Board on May 7, 2010, each of whom has four years from the date he joined the Board to meet his ownership requirements.

We have a standing Audit Committee, Compensation and Management Development Committee and Corporate Governance Committee. The current charter for each of these committees and the Corporate Governance Guidelines are available on the Company’s Internet website. Our website address is www.BGInc.com.

Board Leadership Structure and Role in Risk Oversight

The Company’s Corporate Governance Guidelines provide that the Board shall be free to choose its chair in any way it deems best for the Company at any time. The Board believes that it is desirable to have the flexibility to decide whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the Company’s circumstances from time to time. Currently, the positions of Chairman of the Board and the Chief Executive Officer of the Company are separate positions held by different individuals, Mr. Barnes and Mr. Milzcik, respectively, which the Board believes at this time is in the best interests of the Company and our stockholders. The Company’s non-management directors meet in regularly scheduled executive sessions and the directors who are determined to be independent under the corporate governance listing standards of the New York Stock Exchange as described above also periodically meet in executive sessions. The Chairman of the Board presides at executive sessions of the non-management directors and the Chair of the Audit Committee or his or her delegatee presides at executive sessions of the independent directors, which, under the New York Stock Exchange standards, does not include the Chairman of the Board because of his employment as a non-executive by the Company.

The Audit Committee has been designated by the Board to take the lead in overseeing risk management at the Board level. The charter for the Audit Committee requires that it discuss policies and guidelines to govern the process by which risk assessment and risk management are handled and that it meet periodically with management to review and assess the Company’s major financial and operational risk exposures and the manner in which such risks are being monitored and controlled. Accordingly, in addition to its other duties, the Audit Committee schedules time for periodic review of risk assessment and management, including in the areas of legal compliance, internal auditing and financial controls, litigation, and environmental, health and safety. In this role, the Audit Committee considers the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks and receives reports from management and other advisors, including periodic risk assessments by internal audit. Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company’s risk management and the most significant risks that the Company faces. This is principally accomplished through regular attendance at Audit Committee meetings by other Board members and by Audit Committee reports to the Board.

Stockholder and Interested Parties Communication

We have posted our Policy Regarding Reporting of Complaints and Concerns on our website. The policy provides that stockholders and other interested parties may communicate with the Board of Directors, including the non-management directors as a group, by any of the following methods.

By telephone at:	1-800-300-1560

By internet:	https://www.compliance-helpline.com/welcomepagebarnesgroup.jsp

By regular mail:	Barnes Group Corporate Compliance Hotline
P.O. Box PMB 3667
13950 Ballantyne Corporate Place, Ste. 300
Charlotte, NC 28277-2712

All complaints and concerns reported by the above methods will be received by a third-party provider, who will forward each complaint or concern to the office of the General Counsel which will be responsible for relaying communications for the Board of Directors to them. The Audit Committee Chair receives regular monthly summary reports of all complaints and concerns so reported.

The Compensation and Management Development Committee

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of the Company and provides oversight of the Company’s compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to the Barnes Group Inc. Performance–Linked Bonus Plan for Selected Executive Officers, the Barnes Group Inc. Stock and Incentive Award Plan, and other arrangements covering executive officers and other senior management.

In overseeing those plans and programs, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company or the Benefits Committee. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

The Compensation Committee also oversees the Company’s succession planning programs, including its succession plans for the Chief Executive Officer, and reports to the Board of Directors at least annually regarding the strengths and weaknesses of the Company’s processes for management development and succession planning.

Process and Procedures

The Compensation Committee’s processes for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section on pages 20 through 34. The Compensation Committee meets several times each year (six times in 2010). Compensation Committee agendas are established in consultation with the Compensation Committee Chair and the Compensation Committee’s independent compensation consultant. The Compensation Committee typically meets in executive session without management present during each meeting.

The Compensation and Management Development Committee members are:

Mylle H. Mangum, Chair

Thomas J. Albani

John W. Alden

Gary G. Benanav

George T. Carpenter

The Corporate Governance Committee

The Corporate Governance Committee makes recommendations concerning Board membership, functions and compensation and the Company’s overall corporate governance policies and practices. The Corporate Governance Committee met four times in 2010. The Corporate Governance Committee serves as the nominating committee for the Board of Directors and is responsible for board succession matters. The Corporate Governance Committee is also responsible for the annual performance review of the Chairman of the Board.

The Corporate Governance Guidelines adopted by the Board of Directors provide that nominees for directors are to be selected based on, among other things, their character, wisdom, judgment, ability to make independent analytical inquiries, business experience and skills. In addition, consideration will be given to a nominee’s understanding of our business environment, time commitment, acumen and ability to act on behalf of the Company’s stockholders. Pursuant to the Process and Procedure for Identifying Director Candidates adopted by the Corporate Governance Committee, when considering a candidate the Corporate Governance Committee considers how the candidate represents, in combination with the other directors, a diversity of viewpoint, background, experience and other demographics. The Corporate Governance Committee will, as stated in the Process and Procedure for Identifying Director Candidates, consider director candidates recommended by stockholders of the Company, directors, officers and third-party search firms. When the Corporate Governance Committee utilizes a third-party search firm in connection with identifying and reviewing potential nominees to the Board of Directors, upon request of the Corporate Governance Committee, the third party will identify candidates based on criteria specified by the Corporate Governance Committee, perform initial screenings of the candidates’ resumes, and conduct initial interviews. If a stockholder were to recommend a candidate for nomination by the Corporate Governance Committee, the Corporate Governance Committee would evaluate that candidate in the same manner as all other candidates to be potential nominees for director. Any stockholder wishing to submit such a recommendation should do so in writing addressed to:

Chair, Corporate Governance Committee

General Counsel and Secretary

Barnes Group Inc.

123 Main Street

Bristol, CT 06010

In accordance with the Process and Procedure for Identifying Director Candidates, recommendation letters must, at a minimum, provide the stockholder’s name, address, and number of shares owned (if the stockholder is not the registered holder of shares, a written statement from the record holder of shares (e.g., a broker or bank) verifying the stockholder’s beneficial ownership must be provided); the candidate’s biographical information, including name, residential and business addresses, telephone number, age, education, accomplishments, employment history (including positions held and current and former directorships); and the stockholder’s opinion as to whether the recommended candidate meets the definition of “independent” under the Company’s Corporate Governance Guidelines and is “financially literate” as contemplated by the New York Stock Exchange rules. The recommendation letter must also provide such other information, if any, that would be required to be disclosed with regard to a nominee for director in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the recommended candidate’s signed statement that he or she meets the qualifications of a director as described in the Process and Procedure for Identifying Director Candidates; is willing to complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected. Stockholder nominations must be made in accordance with the procedures set forth in the Company’s Restated By-laws. A summary of these procedures is set forth below under the caption “Stockholder Proposals for 2012 Annual Meeting.”

The Corporate Governance Committee members are:

Gary G. Benanav, Chair

Thomas J. Albani

John W. Alden

George T. Carpenter

William J. Morgan

The Audit Committee

The Audit Committee is responsible for overseeing accounting policies and practices, financial reporting and the internal control structure. The Audit Committee also has responsibility for overseeing compliance with legal and regulatory compliance, and our independent auditor’s qualifications, performance and independence, and for risk oversight of the Company, generally. The Audit Committee held eight meetings in 2010.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that Mr. Morgan, who qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines, is an “audit committee financial expert” as such term has been defined by the Securities and Exchange Commission.

The Audit Committee members are:

William J. Morgan, Chair

Gary G. Benanav

William S. Bristow, Jr.

Mylle H. Mangum

Hassell H. McClellan

Audit Committee Report

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by the PCAOB’s Rule 3526, Communication with Audit Committee’s Concerning Independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct an audit in accordance with the standards of the PCAOB. That is the responsibility of management and the Company’s independent registered public accounting firm, respectively. In giving our recommendation to the Board, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The foregoing report has been approved by the Audit Committee, the members of which are:

Audit Committee

William J. Morgan, Chair

Gary G. Benanav

William S. Bristow, Jr.

Mylle H. Mangum

Hassell H. McClellan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid

Fees paid to PricewaterhouseCoopers LLP during 2010 and 2009 are set forth below:

	2010	2009
Audit Fees[1]	$2,327,691	$2,221,090
Audit-Related Fees[2]	$266,538	$22,303
Tax Fees[3]	$1,127,395	$1,329,053
All Other Fees[4]	$3,030	$3,030

Total Fees	$3,724,654	$3,575,476

Notes to the above table:

[1]

Audit Fees consist of fees for professional services provided in connection with the integrated audit of the Company’s financial statements and internal controls over financial reporting, and review of financial statements included in Forms 10-Q, and includes services that generally only the external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

[2]	Audit-Related Fees consist primarily of fees for transactional and due diligence reviews and benefit plan audits.

[3]	Tax Fees include fees for tax compliance, tax consulting and expatriate tax services.

[4]	All Other Fees include license fees for PricewaterhouseCoopers LLP’s publication Comperio.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of independent registered public accounting firms that we engage. The policy applies to all external auditors, other than external auditors that have not prepared or issued, and are not reasonably expected in the foreseeable future to prepare or issue, any audit report or perform other audit, review or attest services for the Company or any of its subsidiaries. The Audit Committee does not delegate its responsibilities to pre-approve services performed by an external auditor to management.

All services by external auditors covered by the policy must be pre-approved in accordance with the following procedures:

•

Annually, management shall present to the Audit Committee its best estimate of the particular services for audit, audit-related, tax and other non-audit services, and the estimated fees therefor, to be performed by an external auditor during the audit engagement period for the then-current fiscal year. The external auditor shall provide such back-up documentation for each such service in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and as the Audit Committee deems necessary or desirable to assess the impact of such service on the external auditor’s independence. Prior to the engagement of an external auditor for such services and except as provided by the following described procedure, the Audit Committee shall, by resolution, pre-approve each such service to a maximum amount of estimated fees therefor.

•

For any audit, audit-related, tax or other non-audit service to be obtained by the Company from an external auditor and not pre-approved in accordance with above described procedure, the Audit Committee Chairperson, is authorized to approve prior to the engagement of the external auditor for such service, any such service and expenditures therefor to a maximum of $100,000; provided, that said Chairperson has been determined to be an independent director by the Board of Directors of the Company. The Chief Financial Officer shall obtain written confirmation of any such pre-approval by the Delegatee and each such pre-approval by the Chairperson shall be reported to the Audit Committee at its next meeting.

•

All audit, audit related, tax or other non-audit services to be obtained from an external auditor that are not pre-approved by the audit committee pursuant to the procedures described above shall be pre-approved by resolution of the Audit Committee, prior to the engagement of the external auditor for such services. Further, any engagement for tax and other non-audit services that qualify for the SEC regulations’ “de minimis” exception (i.e., they were not recognized as being non-audit services at the time of the engagement and in the aggregate do not exceed the amount specified in SEC rules) to the pre-approval requirement of the procedures described above, shall be promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its Chairperson prior to the completion of the annual audit of the Company’s consolidated financial statements.

•	The Chief Financial Officer will provide a quarterly report of external auditor services, by category, to the Audit Committee.

The policy provides that it shall be reviewed by the Audit Committee periodically and updated when required and to assure its continued suitability to the needs of the Company. The policy also sets forth services our independent registered public accounting firm is explicitly prohibited under SEC regulations and the Sarbanes-Oxley Act from providing. The policy provides that prior to the engagement of any external auditor covered by the policy, such external auditor shall confirm that the services it proposes to provide are not prohibited by such law or regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

There was one late filing for one transaction for Mr. Joseph D. DeForte. Mr. DeForte was Vice President, Tax as of the date of the late filing.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders wishing to submit proposals for inclusion in the Company’s proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders must submit proposals to the Company at its address given below by December 10, 2011. Stockholders wishing to present proposals for a formal vote (other than proposals included in the Company’s proxy statement), or to nominate candidates for election as directors at a meeting of the Company’s stockholders, must do so in accordance with the Company’s Restated By-Laws. In order to be presented at the 2012 Annual Meeting, the Restated By-Laws provide that such stockholder proposals or nominations may be made only by a stockholder of record as of the date such notice is given and as of the date for determination of stockholders entitled to vote at such meeting, who shall have given notice of the proposed business or nomination which is received by us between January 7, 2012 and February 6, 2012. The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting the business at the Annual Meeting, and the stockholder’s ownership of the Company’s capital stock. In the case of nominations, the notice must contain the background and stock ownership information with respect to each nominee. Stockholders may obtain a copy of the relevant provisions of the Restated By-Laws by writing to the Secretary of the Company at:

General Counsel and Secretary

Barnes Group Inc.

123 Main Street

Bristol, CT 06010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2011

A copy of this proxy statement and our 2010 Annual Report to stockholders can be found on the Investor Relations page of our Internet website under the heading “Annual Stockholder Meeting.”

Directions to the stockholder meeting can be found in the same location on our Internet website.

Our Internet website address is www.BGInc.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the Secretary, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010, or via telephone to the Investor Relations department at (800) 877-8803, we will provide separate copies of the Annual Report and/or this proxy statement.

GENERAL

The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail, telephone, facsimile, Internet or other electronic means and may also be made by the Company’s officers and employees personally without additional compensation. The Company may also reimburse brokers, dealers, banks, voting trustees or their nominees for their reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners. The Company has retained Morrow and Co., LLC to aid in the solicitation of proxies. Morrow and Co., LLC will solicit proxies by personal interview, telephone, facsimile and mail, and may request brokerage houses and other nominees and fiduciaries or custodians to forward soliciting materials to beneficial owners of the Company’s stock. For these services, the Company will pay a fee of approximately $6,500 plus cost of telephone solicitation, if applicable, and out-of-pocket expenses.

We will provide without charge upon written request from a stockholder, a copy of the Company’s Annual Report on Form 10-K, including financial statements and the financial statement schedules for the year ended December 31, 2010. Any such request should be sent to: Secretary, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the persons nominated will be unable to serve if elected. The Board of Directors does not know of any matters to be presented for consideration at the meeting other than the matters described in Proposals 1, 2, 3 4, 5, 6 and 7 of the Notice of 2011 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given prior to the meeting, will be voted in the manner specified therein.

April 8, 2011

Annex 1

BARNES GROUP INC.

PERFORMANCE-LINKED BONUS PLAN

For Selected Executive Officers

(as amended on February 8, 2011 effective with respect to awards for 2011 and subsequent years)

SECTION 1.    PURPOSE

The Performance-Linked Bonus Plan For Selected Executive Officers (the “Plan”) is designed to provide cash incentive compensation opportunities to key executives that contribute to the success of Barnes Group Inc. (the “Company”) and its subsidiaries. All employees (a) who are executive officers of the Company, (b) whose incentive compensation for any taxable year(s) of the Company commencing on or after January 1, 2001 the Committee (as hereafter defined) anticipates may not be deductible by the Company in whole or in part but for compliance with Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”), and (c) who are selected to participate in the Plan, including members of the Board of Directors of the Company who are such employees, are eligible to participate in the Plan.

SECTION 2.    ADMINISTRATION

The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of the Company, or its successor (the “Committee”). The Committee shall consist of not less than two directors who are not employees of the Company or any subsidiary of the Company and shall be comprised solely of directors who are “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. The Committee shall have authority, subject to the provisions of the Plan, to: select employees to participate in the Plan; establish and administer the Performance (as hereafter defined) objectives and the Award opportunities applicable to each participant and certify whether the goals have been attained; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, and waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them. Amounts paid or projected to be paid under the Plan are referred to herein as “Awards.”

SECTION 3.    DEFINITIONS

3.1 “Award Period” shall mean the period of time within which Performance is measured for the purpose of determining whether an Award has been earned.

3.2 “CEO” shall mean the President and Chief Executive Officer of the Company.

3.3 “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

3.4 “Group” shall mean the consolidated Company, or any business unit, business segment, division, or similar collection of cost centers, profit centers, or international subsidiaries that may be recognized as such by the Committee.

3.5 “Individual Target” shall mean a percentage of salary for each individual participating in the Plan, or a percentage of the Performance Award Pool, as applicable. The Committee will establish the Individual Target for each participant no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed.

3.6 “Maximum” shall mean a Performance level at or above which the amount paid or projected to be paid for an Award Period is equal to such maximum percentage of the Individual Targets as may be established by the Committee for each participant no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed.

3.7 “Performance” shall mean the performance objectives established by the Committee in advance, in writing, in terms of an objective formula or standard, with respect to a Group for an Award Period, for the purpose of determining whether, and to what extent, an Award has been earned by the Group for such Award Period. The Performance objective or objectives applicable to any Award shall consist of any of the following, as the Committee may specify: earnings per share; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income; operating income; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); gross profit; gross margin; operating margin and statistics; improvement in or attainment of expense levels; cost reduction; debt reduction; revenue; working capital; total assets; net assets; stockholders’ equity; debt to capital; cash flow; return on equity; return on capital; ratio of operating earnings to capital spending; internal rate of return; liquidity measurements; leverage; financing and other capital raising transactions; cost of capital; customer satisfaction; employee satisfaction; customer growth; sales; attainment of strategic or operating initiatives; operating efficiencies; productivity improvement and productivity ratios; inventory turns; comparison with various stock market indices; stock price; market share; and total shareholder return.

3.8 “Performance Award Pool” shall mean an unfunded pool that may be established by the Committee, for purposes of making Awards as a result of Performance in an Award Period, in accordance with Section 5. If the Committee chooses to establish a Performance Award Pool for any Performance Period, the Committee will establish the Performance Award Pool for such Performance Period no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed.

3.9 “Target” shall mean a Performance level above the Threshold and below the Maximum at which the amount paid or projected to be paid for an Award Period is equal to 100% of the Individual Targets for the members of the corresponding Group.

3.10 “Threshold” shall mean a Performance level at or above which an Award is earned for an Award Period. For Threshold Performance, the amount paid or projected to be paid for an Award Period is equal to such minimum percentage of the Individual Targets as may be established by the Committee no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed.

SECTION 4.    GROUP PERFORMANCE LEVELS

4.1 The Committee shall establish the Performance criteria for each Award Period. The Performance criteria shall be determined in accordance with generally accepted accounting principles, except to the extent the Committee directs otherwise, and shall be designated within the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed. The Committee may specify, during such period, that the Performance criteria will be adjusted by any or all of the following items: extraordinary items, unusual or non-recurring items, effects of discontinued operations, effects of accounting changes, effects of currency fluctuations, effects of restructuring, non-operating items or non-routine financing activities, effects of acquisitions and acquisition expenses, and effects of divestitures and divestiture expenses. With respect to the foregoing, any such Performance criterion or combination of such criteria may apply to the participant’s Award opportunity in its entirety or to any designated portion or portions of the

Award opportunity, as the Committee may specify. The terms, formula and Performance criteria specified by the Committee shall preclude discretion to increase the amount of the Award that would otherwise be due upon attainment of the Performance level.

4.2 In addition to the adjustments specified in Section 4.1, and subject to the Committee’s exercise of negative discretion pursuant to Section 7.1, prior to payment of a participant’s Award for an Award period, each of the following items automatically shall be included or excluded, in whatever combination shall produce the highest Award, to the extent that any of such items affect any Performance criterion applicable to the Award (including but not limited to the criterion of earnings per share): extraordinary items, unusual or non-recurring items, effects of discontinued operations, effects of accounting changes, effects of currency fluctuations, effects of restructuring, non-operating items or non-routine financing activities, effects of acquisitions and acquisition expenses, and effects of divestitures and divestiture expenses.

4.3 If an Award Period is a calendar year, prior to March 31, the Committee shall establish the Threshold, Target and Maximum for each Group, and the method for computing the Award for each participant in the Group for such year if the Threshold, Target or Maximum is attained. If an Award Period is not a calendar year, then the Committee shall establish in writing no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed, the Threshold, Target and Maximum for each Group and the method for computing the Award for each participant in the Group for such Award Period if the Threshold, Target or Maximum is attained. The Committee may also designate one or more intermediate levels of Performance between the Threshold and the Target, and the Target and the Maximum, for a Group, and the percentage of the corresponding Individual Targets that will be available for payment as an Award if Performance equals such intermediate level.

SECTION 5.    PERFORMANCE AWARD POOL

The actual amount of such Performance Award Pool shall be based upon the achievement of a Performance objective or objectives during the applicable Award Period. The Committee may specify the amount of the Performance Award Pool as a percentage of any such Performance objectives, a percentage thereof in excess of the Threshold, or another amount which need not bear a strictly mathematical relationship to such Performance objective. The portion of the Performance Award Pool actually awarded as a result of Performance in an Award Period need not be 100% of the Performance Award Pool and shall be subject to the Committee’s right to exercise negative discretion pursuant to Section 7.1.

SECTION 6.    PARTICIPANTS

If an Award Period is a calendar year, prior to March 31, the Committee shall designate the eligible participants and the respective Groups in which they shall participate. The CEO shall participate in the Executive Office Group for each Award Period. If an Award Period is not a calendar year, then the Committee shall designate the eligible participants, and the respective Groups, no later than the earlier of (a) 90 days after the start of the Award Period or (b) a date on which no more than one fourth of the Award Period has elapsed. Except for (i) participants in the Plan during an Award Period who retire, die or become permanently disabled, in any case, before Awards are paid for that Award Period pursuant to Section 9, whose Awards for that Award Period shall be prorated to the date of such retirement, death or permanent disability if it occurs before the last day of that Award Period, and (ii) participants in the Plan during an Award Period whose employment is involuntarily terminated by the Company other than for cause (as determined by the Committee) on or after November 1 of that Award Period and before Awards are paid for that Award Period pursuant to Section 9, whose Awards for that Award Period shall be prorated to the date of such termination if such termination occurs before the last day of that Award Period, a person must be employed by the Company or one of its subsidiaries on the date of payment of an Award in order to be eligible to receive an Award. For the avoidance of doubt, a participant’s Award for any Award Period, including but not limited to an Award that is to be prorated pursuant to the preceding sentence, (A) shall be determined in accordance with the objective formula or standard that was established by the Committee for the participant’s Group for that Award Period in accordance with the Plan, based on the level of Performance attained in that Award Period, and (B) shall be subject to any exercise of “negative discretion” by the Committee, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A), and (C) shall be paid at the time and subject to the conditions specified in Section 9.

SECTION 7.    AWARDS

7.1 After the end of the Award Period and based on the final Performance of each Group, the Committee shall determine the Award for each participant, based in all instances on the participant’s Individual Target and the Performance level achieved. No provision of the Plan shall preclude the Committee from exercising negative discretion with respect to any Award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

7.2 Subject to Section 8, the Committee shall have the authority to refrain from making an Award to any participant.

SECTION 8. LIMITATIONS

Notwithstanding anything in the Plan to the contrary, no Award in excess of the calculated Award shall be made to any Covered Employee under any circumstances.

Awards at Target shall be greater than Awards at Threshold and less than Awards at Maximum.

Regulations under Section 162(m) of the Code require that a maximum individual Award be established for any Awards to Covered Employees that are intended to qualify as performance-based compensation. For purposes of qualifying Awards as performance-based compensation under such regulations, notwithstanding anything in the Plan to the contrary, no Award in excess of $7 million shall be paid to any Covered Employee for services rendered in any calendar year.

SECTION 9.    PAYMENT OF AWARDS

Payment of any Award shall be contingent upon approval by the stockholders of the Company, prior to payment, of the material terms under which the Award is to be paid, in accordance with Section 162(m)(4)(C)(ii) of the Code and the related Treasury regulations. Unless and until such stockholder approval is obtained, no Award shall be paid.

Payment of any Award shall also be contingent upon the Committee’s certifying in writing that the Performance level, the applicable Performance objectives related to the funding of the Performance Award Pool (if applicable), and any other material terms applicable to such Award were in fact satisfied, in accordance with Section 162(m)(4)(C)(iii) of the Code and the related Treasury regulations. Unless the Committee so certifies, such Award shall not be paid.

Awards shall be paid within the 2 1/2 months that immediately follow the expiration of the Award Period (i.e., in the case of an Award Period that is a calendar year, on or after January 1 and on or before March 15 of the following calendar year). Awards shall be paid in cash unless otherwise decided by the Committee.

SECTION 10.    GENERAL

10.1 The interpretation of the Plan by the Committee and its decisions on all questions arising under the Plan shall be conclusive and binding on all Plan participants.

10.2 The Plan may be amended at any time, including retroactively, by the Committee.

10.3 The Plan supersedes all prior incentive plans, including without limitation the Management Incentive Compensation Plan, for all participants, effective as of January 1, 2001 for the Award Period of calendar year 2001 and Award Periods thereafter.

10.4 Any provision of the Plan to the contrary notwithstanding, (a) Awards to Covered Employees under the Plan are intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, and (b) any provision of the Plan that would prevent an Award to any Covered Employee from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.5 All Awards are intended to qualify as short-term deferrals under Treasury Regulation Section 1.409A-1(b)(4). The Plan shall be administered, interpreted and construed to carry out that intention, and any provision of the Plan that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company does not represent, warrant or guarantee that any Award will qualify as a short-term deferral, nor does the Company make any other representation, warranty or guaranty to any participant as to the tax consequences of any Award or of participation in the Plan.

Annex 2

Proposed Amendment to Restated By-Laws

If the Amendment is approved by stockholders, Article II, Section 2 of the Restated By-Laws will be amended and restated as follows:

SECTION 2. Number, Term of Office, and Qualifications.

The number of directors to constitute the whole Board of Directors shall be nine, but such number may from time to time be increased, or decreased to not less than three, by resolution adopted by the Board of Directors. Before the 2012 annual meeting of stockholders, the Board of Directors shall be divided into three classes, with the term of one class expiring each year. Commencing with the 2012 annual meeting of stockholders, each class of directors whose term shall then expire shall be elected to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders. In the case of any vacancy on the Board of Directors occurring after the 2011 annual meeting of stockholders, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by an election by the Board of Directors with the director so elected to serve until the next annual meeting of stockholders. Each director shall continue in office until his successor shall have been elected and qualified or until his death or until his resignation or removal in the manner hereinafter provided. No director need be a stockholder, nor a resident of the State of Delaware.

If the Amendment is approved by stockholders, Article II, Section 4 of the Restated By-Laws will be deleted in its entirety. The provision currently reads:

SECTION 4. Term of Office for Directors Elected to Newly Created Directorships.

In furtherance of Sections 2 and 9 of this Article II, any director elected to a directorship newly created since the last annual meeting shall be elected to serve the term of the class to which such director is assigned; provided, however that the stockholders of the Corporation shall be afforded the opportunity to ratify and approve the election of that director to the director’s assigned class at the next succeeding annual meeting of stockholders. If the election of the director is so ratified and approved, the director shall serve out the remainder of the director’s term without further stockholder ratification or approval. Any director elected by stockholders to a directorship newly created at an annual meeting of stockholders at which such director is elected shall serve out the term of the class to which such director is assigned without further stockholder ratification or approval.

***

Barnes Group Inc.

123 Main Street

Bristol, Connecticut 06010 U.S.A.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/b
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1 -866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

wo# 94660
▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote “FOR ALL” of the director nominees listed below in proposal 1, “FOR” proposals 2, 3 and 4, and “AGAINST” proposals 6 and 7. The Board of Directors recommends a vote for a triennial (every three years) frequency on Proposal 5. This proxy will be voted in the manner specified herein by the undersigned stockholder(s). Unless otherwise directed, this proxy shall be voted for all of the director nominees listed below in proposal 1, for proposals 2, 3, and 4, against proposals 6 and 7, and for a triennial frequency on Proposal 5.	Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	Election of directors;	☐	☐	☐	2.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011;	☐	☐	☐
	Nominees 01 William S. Bristow, Jr. 02 Hassell H. McClellan 03 Gregory F. Milzcik				3.	Approval of the Barnes Group Inc. Performance Based Bonus Plan for Selected Executive Officers, as amended;	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)					4.	Advisory (non-binding) resolution regarding the Company’s executive compensation;	☐	☐	☐
	*Exceptions					3 YEARS	2 YEARS	1 YEAR	ABSTAIN

	This proxy is solicited by the Board of Directors.				5.	Advisory (non-binding) resolution regarding the frequency of holding an advisory vote on the Company’s executive compensation; ☐	☐	☐	☐
	Directions to the meeting can be found on the Investor Relations page under Annual Stockholder Meeting at www.BGInc.com						FOR	AGAINST	ABSTAIN
					6.	Amendment of the Company’s Amended and Restated By-Laws to provide for the annual election of all directors;	☐	☐	☐
					7.	Stockholder proposal regarding elimination of supermajority voting requirements in the Company’s Restated Certificate of Incorporation, as amended, and its Amended and Restated By-Laws.	☐	☐	☐
						Proxy materials are available online on the Investor Relations page at www.BGlnc.com	I plan to attend the meeting.		☐
		RESTRICTED AREA - SCAN LINE					Mark Here for Address Change or Comments SEE REVERSE		☐

	NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature Signature Date

YOUR VOTE IS IMPORTANT!

For your convenience, you can vote your shares in one of the three following ways:

1.	Vote By Internet: http://www.proxyvoting.com/b: Use the Internet to vote your proxy and help to reduce the Company’s costs. Have your proxy card in hand when you access the web site.

OR

2.

Vote By Telephone: If you are a resident of the U.S.A. or Canada and have a touch-tone telephone, you can call the proxy tabulator, BNY Mellon Shareowner Services, at the toll-free telephone number: 1-866-540-5760 and follow the instructions found on the reverse side of this card on how to vote your shares. There will be no charge to you for the call. If you are not a resident of the U.S.A. or Canada or do not have a touch tone telephone, please vote by Internet or by mailing your proxy. Please note that voting by telephone, rather than by mail, will help to reduce the Company’s costs.

OR

3.

Vote By Mail: Mark, sign and date your proxy and return it promptly in the enclosed envelope. Please sign exactly as the name(s) appears on the reverse side. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, general partners and other persons acting in a representative capacity should add their complete titles. When a corporation gives the proxy, an authorized officer should sign.

THANK YOU FOR VOTING

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

2011 BARNES GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2011 - 11:00 a.m.

HARTFORD MARRIOTT DOWNTOWN HOTEL

HARTFORD, CT 06103

The undersigned stockholder(s) of Barnes Group Inc. hereby appoints Thomas O. Barnes and Gregory F. Milzcik, each with the power to appoint his/her substitute, as the undersigned’s proxies and attorneys-in-fact, to vote all the shares of common stock covered by this proxy at the Annual Meeting of Stockholders on May 6, 2011, or at any adjournment thereof, upon the matters set forth in the Notice of such meeting with all the powers the undersigned would possess if personally present. Either person is individually authorized to vote as specified on proposals 1, 2, 3, 4, 5, 6 and 7 and otherwise in his/her discretion.

This card also provides confidential voting instructions to the Trustee for shares held in the Barnes Group Inc. Retirement Savings Plan. If you are a participant and have shares of Barnes Group Inc. common stock allocated to your account under this plan, please read the following as to the voting of such shares. If you do not provide voting instructions to the Trustee by May 3, 2011, the shares allocated to your account will not be voted.

Trustee’s Authorization: The undersigned authorizes Fidelity Management Trust Company, as Trustee of the Barnes Group Inc. Retirement Savings Plan, to vote all shares of the common stock of the Company allocated to the undersigned’s account under such plan at the Annual Meeting of Stockholders or at any adjournment thereof, in accordance with the instructions on the reverse side.

THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

WO#

94660

RESTRICTED AREA - SIGNATURE LINE